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                               EMCOR GROUP, INC.
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EMCOR GROUP, INC.
301 Merritt Seven
Norwalk, Connecticut 06851

NOTICE OF ANNUAL MEETING

To the Stockholders of EMCOR Group, Inc.

          The Annual Meeting of Stockholders of EMCOR Group, Inc. will be held in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York, on Wednesday, June 18, 2008 at 10:00 A.M. (local time) for the following purposes:

1.	To elect eight directors to serve until the next annual meeting and until their successors are duly elected and qualified.

2.	To reapprove the adoption of the Key Executive Incentive Bonus Plan.

3.	To approve the adoption of the EMCOR Group, Inc. Employee Stock Purchase Plan.

4.	To ratify the appointment of Ernst & Young LLP as independent auditors for 2008.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

          The Board of Directors has fixed the close of business on April 22, 2008 as the record date for determination of Stockholders entitled to receive notice of, and to vote at, our Annual Meeting and any adjournment thereof.

          Your attention is respectfully directed to the accompanying Proxy Statement. Whether or not you expect to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided, which requires no postage if mailed in the United States.

By Order of the Board of Directors

Sheldon I. Cammaker
Corporate Secretary

Norwalk, Connecticut

April 28, 2008

EMCOR GROUP, INC.

PROXY STATEMENT

2008 Annual Meeting of Stockholders to be Held June 18, 2008

          The enclosed proxy is solicited by the Board of Directors of EMCOR Group, Inc., a Delaware corporation, which we refer to as “we”, “us”, the “Company” or “EMCOR”, for use at our Annual Meeting of Stockholders, which we refer to as the “Annual Meeting”, to be held at 10:00 A.M. (local time) on Wednesday, June 18, 2008 in the Ballroom, Regency Hotel, 540 Park Avenue, New York, New York and at any adjournment or postponement of such meeting. The enclosed proxy may be revoked at any time before it is exercised by delivering a written notice to our Corporate Secretary stating that the proxy is revoked, by duly executing a proxy bearing a later date and presenting it to our Corporate Secretary, or by attending our Annual Meeting and voting in person. Unless otherwise specified, the proxies from holders of our Common Stock, par value $.01 per share, which we refer to as “Common Stock”, will be voted in favor of each proposal set forth in the Notice of Annual Meeting.

          As of April 22, 2008, we had outstanding 67,859,731 shares of Common Stock. Only Stockholders of record of Common Stock at the close of business on April 22, 2008, which we refer to as the “Record Date”, are entitled to notice of, and to vote at, the Annual Meeting. Each share of our Common Stock entitles the holder to one vote at our Annual Meeting. The mailing address of our principal executive offices is 301 Merritt Seven, Norwalk, Connecticut 06851, and the approximate date on which this Proxy Statement and the accompanying proxy are being first sent or given to Stockholders is April 28, 2008.

          Our Common Stock was our only voting security outstanding and entitled to vote on the Record Date. The holders of record of a majority of our outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at our Annual Meeting. Assuming the presence of a quorum at our Annual Meeting, the affirmative vote of the holders of a plurality of the votes cast by the holders of shares of our Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is necessary for the election of our directors. The affirmative vote of the holders of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at our Annual Meeting is required for reapproval of the adoption of the Key Executive Incentive Bonus Plan, approval of the adoption of the EMCOR Group, Inc. Employee Stock Purchase Plan, which we refer to as the “Stock Purchase Plan,” and for ratification of the appointment of independent auditors to audit our accounts and the accounts of our subsidiaries. In addition, New York Stock Exchange rules also require that the total votes cast regarding the Stock Purchase Plan represent over 50% of all outstanding shares. With respect to an abstention from voting on any matter and broker “non-votes,” the shares will be considered present and entitled to vote at our Annual Meeting for purposes of determining a quorum. Abstentions will have the effect of a vote against each proposal brought before the meeting, but will not have an effect on the election of directors. A broker “non-vote” occurs if a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular proposal. Accordingly, broker “non-votes” will be disregarded and will have no effect on the outcome of the vote on that proposal except to the extent broker “non-votes” cause less than a majority of votes to be cast on the Stock Purchase Plan proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2008

This Proxy Statement and the EMCOR 2007 Annual Report are available for downloading, viewing and printing at www.emcorgroup.com/proxyannualreport

CORPORATE GOVERNANCE

          We have a long history of good corporate governance practices that has greatly aided our long-term success. Our Board of Directors, which we sometimes refer to as our “Board”, and our management have recognized for many years the need for sound corporate governance practices in fulfilling their respective duties and responsibilities to our Stockholders. Our Board and management have taken numerous steps to enhance our policies and procedures to comply with corporate governance listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

          Corporate Governance Guidelines. Our Corporate Governance Guidelines provide the framework for our governance. The Nominating and Corporate Governance Committee of our Board, which we refer to as the “Corporate Governance Committee”, regularly reviews corporate governance developments and makes recommendations to our Board with respect to suggested modifications to our Corporate Governance Guidelines.

          Independence of Directors. To assist our Board in determining the independence of each director, our Board has adopted categorical Standards for Determining Director Independence, a copy of which is attached to this Proxy Statement as Exhibit A and available at our website at www.emcorgroup.com. To be considered independent our Board must affirmatively determine that the director has no material relationship with us. Our Board has determined that seven of our eight directors, including all members of the Audit Committee of our Board, which we refer to as the “Audit Committee”, the Compensation and Personnel Committee of our Board, which we refer to as the “Compensation Committee”, and the Corporate Governance Committee of our Board are “independent”, as defined by the listing standards of the New York Stock Exchange and all applicable rules and regulations of the Securities and Exchange Commission and for purposes of Rule 162(m) of the Internal Revenue Code of 1986, as amended. These seven directors are: Stephen W. Bershad, David A. B. Brown, Larry J. Bump, Albert Fried, Jr., Richard F. Hamm, Jr., Jerry E. Ryan and Michael T. Yonker. The eighth director, Frank T. MacInnis, is Chairman of our Board and our Chief Executive Officer.

          Executive Sessions of the Board. At the beginning of each regularly scheduled meeting of the Board, non-management directors meet without any Company representatives present. The chairpersons of the Audit Committee, Compensation Committee, and Corporate Governance Committee rotate presiding over those executive sessions.

          Board Committee Charters. Our Board has adopted written charters for its Audit Committee, Compensation Committee, and Corporate Governance Committee. At least annually, each committee reviews its charter and recommends any proposed changes to the Board for approval. A copy of the charter of each committee is available on our Company’s website at www.emcorgroup.com and may also be obtained by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

          Standards of Conduct. Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and those of our subsidiaries. In addition, our Board has adopted a separate Code of Ethics for our Chief Executive Officer and senior financial officers which imposes additional ethical obligations upon them.

          Stockholder Communications. Stockholders and other interested parties may communicate with members of our Board as a group, or with one or more members of our Board (including directly with the non-management directors as a group), by writing to them c/o EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary. Such communications will be forwarded to the individuals addressed. In addition, communications may be sent to our non-management directors as a group by e-mail to nonmanagementdirectors@emcorgroup.com or to the entire Board by e-mail to alldirectors@emcorgroup.com.

          Policies and Procedures for Related Party Transactions. Under our written policy regarding transactions with related parties, which policy is contained in our Corporate Governance Guidelines, we generally require that any transaction involving $60,000 or more be approved in advance by our Board or a committee of our Board if we are, or one of our subsidiaries is, a participant in the transaction and if any of the following persons has a direct or indirect material interest in the transaction:

•	an executive officer;

•	a director;

•	a beneficial holder of 5% or more of our Common Stock, which we refer to as a “Significant Holder”;

•	an immediate family member of an executive officer, director or Significant Holder; or

•	an entity which is owned or controlled by one of the above persons or in which one of the above persons has a substantial ownership interest.

          We refer to each of the foregoing as a “Related Party”.

          The member of the Board who or whose immediate family member has an interest in the transaction may not participate in the Board approval process. The Related Party must disclose any such proposed transaction, and all material facts relating to the transaction, to the Chairman of our Audit Committee and our general counsel who is to communicate such information to our Board for its consideration. No such transaction is to be approved unless it is determined that the transaction is in, or is not inconsistent with, our best interests and the best interests of our Stockholders.

          However, if the transaction principally involves the provision of products and services by one of our subsidiaries in the ordinary course of its business to a Significant Holder, an immediate family member of a Significant Holder, or an entity owned or controlled by a Significant Holder or in which a Significant Holder or an immediate family member of a Significant Holder has a substantial ownership interest, the transaction does not need to be approved by the Board or a Board committee.

          In order to ensure that all material relationships and Related Party transactions have been identified, reviewed and disclosed in accordance with applicable policies and procedures, each director and executive officer also completes a questionnaire at the end of each fiscal year that requests confirmation that there are no material relationships or Related Party transactions between such individual and the Company other than those previously disclosed to the Company.

          During the period from January 1, 2007 and ending April 22, 2008, there were no transactions, or currently proposed transactions, in which the Company, or any of our subsidiaries, was or is to be a participant and in which any Related Party had or will have a direct or indirect material interest.

          Availability of Corporate Governance Materials. Our categorical Standards for Determining Director Independence, Corporate Governance Guidelines, including policies and procedures for Related Party Transactions, Code of Business Conduct and Ethics, Code of Ethics for our Chief Executive Officer and senior financial officers, and other corporate governance materials may be obtained at our website at www.emcorgroup.com or by writing to us at 301 Merritt Seven, Norwalk, Connecticut 06851, Attention: Corporate Secretary.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During 2007, our Board met 13 times, and committees of our Board held an aggregate of 13 meetings. Each director, during the period he served as a director, attended at least 75% of the meetings of our Board and committees on which he served during 2007. As provided in our Corporate Governance Guidelines, each director is expected to attend all annual meetings of stockholders, and all directors then serving as directors attended the 2007 annual meeting of stockholders.

          Our Board has standing Audit, Compensation, and Corporate Governance Committees comprised solely of independent directors as defined in the listing standards of the New York Stock Exchange. The members and the principal responsibilities of these committees are as follows:

          The Audit Committee, established in accordance with the Rules of the Securities Exchange Act of 1934, is comprised of Messrs. Bershad, Brown, Bump and Hamm. Among other things, it is responsible for:

•	engaging (subject to ratification by Stockholders), overseeing, and discharging, our independent auditors;

•	setting our independent auditors’ fees;

•	reviewing the scope and audit procedures of our independent auditors;

•	approving audit and permitted non-audit services;

•	reviewing with management and our independent auditors our annual and quarter-annual financial statements;

•	receiving periodic reports from our independent auditors and management regarding the auditors’ independence;

•

meeting with our management and independent auditors on matters relating to, among other things, major issues regarding accounting principles and practices and financial statement presentation, our risk assessment and risk management policies and major risk exposures, and the adequacy of our internal audit controls; and

•	reviewing our internal auditing and accounting personnel.

          The Audit Committee met four times during 2007. Our Board has determined that each of the members of the Audit Committee, Messrs. Bershad, Brown, Bump, and Hamm, are “audit committee financial experts”, within the meaning of the rules of the Securities and Exchange Commission.

          The Compensation Committee is comprised of Messrs. Bershad, Bump, Fried and Yonker. It is responsible for:

•

overseeing the evaluation of our management and reviewing and advising our Board regarding the qualifications of individuals identified as candidates for positions as our chief executive officer, chief operating officer, chief financial officer, and general counsel and for the position of chief executive officer of each subsidiary whose proposed annual base salary is $400,000 or more;

•

reviewing and approving corporate goals and objectives relevant to compensation for the chief executive officer, evaluating the chief executive officer’s performance in light of those goals and objectives and, together with the other independent directors, determining the chief executive officer’s compensation level based on this evaluation;

•

reviewing and approving, based on proposals made by our Chief Executive Officer, compensation for our other executive officers as well as the compensation for each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more and for approving, together with the other independent directors, any employment, severance or similar contracts for any of our executive officers and for any of our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more; and

•	making recommendations to our Board with respect to incentive compensation plans for our officers and other employees, and administering those plans and reviewing executive development plans.

          During 2007, the Compensation Committee held five meetings.

          Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chief Executive Officer, Frank T. MacInnis, and our other senior executive offices, each of whom is referred to in the “Summary Compensation Table for Fiscal Years 2007 and 2006” below and who we refer to collectively as the “named executive officers”. It also reviews the annual salary of each of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meetings to make recommendations to the Compensation Committee for salary adjustments for those individuals and for the payment of annual incentive awards to our named executive officers. Annual incentive awards for our named executive officers are based upon our performance in meeting pre-established financial objectives during our most recently completed year and an evaluation of the individual executive’s performance in meeting his pre-established personal goals and objectives for the most recently completed year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its determination regarding salary adjustments and payment of annual incentive awards. Mr. MacInnis also participates in a portion of the meetings of our Compensation Committee and our entire Board during which various compensation issues are discussed. The final determination regarding salary adjustments and payment of annual incentive awards are made at meetings without any members of management present.

          Annually, during the first quarter of each year, the Compensation Committee establishes that year’s objectives for our financial performance and the personal goals and objectives for each of the named executive officers, upon which the payment of that year’s annual incentive award for the executive may be based, and the targeted annual incentive award for each such executive. Those criteria and targeted annual incentive awards are recommended by our Chief Executive Officer and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the other independent directors. When incentive compensation plans for our executive officers and other senior executives have been established, these plans have been proposed by management, reviewed by the Compensation Committee, and, at times, reviewed by Mercer. Mercer is a compensation consultant that the Compensation Committee has engaged, from time to time, and annually commencing in 2006, to advise the Compensation Committee with regard to compensation for our named executive officers and to review compensation plans. Mercer reviews the salaries and other compensation we pay to our named executive officers so that it may advise the Compensation Committee whether compensation paid to our executives is competitive with that paid to executives holding comparable positions at Mercer-selected companies, which are large public construction and facilities management companies and selected general industry companies with revenues and stock market values similar to ours and with whom we may compete for management talent. Mercer also reports upon its assessment of the appropriateness and fairness of compensation plans when compared to compensation plans for comparable executives at those comparable companies. To the extent such plans may involve the issuance of equity to executives, all such plans are subject to the approval of our Stockholders.

          Our Long Term Incentive Plan, which we refer to as the “LTIP”, provides for the methodology for computing the number of shares issuable to executives participating in the LTIP. Grants of LTIP cash awards are, as set forth in the LTIP, based upon us achieving an earnings per share objective for a measurement period, generally, of three years. The earnings per share objectives for measurement periods are, in accordance with the LTIP, set by the Compensation Committee after receiving recommendations of our Chief Executive Officer. The LTIP was proposed by management, reviewed by Mercer and, after review and modification by the Compensation Committee, approved by it and the other independent directors. The LTIP is further discussed beginning on page 11 in the Section entitled “Compensation Discussion and Analysis” and in the Section entitled “Long Term Incentive Plan” on page 21 which follows the Table entitled “Grants of Plan-Based Awards in Fiscal Year 2007.”

          The Corporate Governance Committee, comprised of Messrs. Brown, Fried, Hamm and Yonker, is charged with:

•	leading the search for individuals qualified to become members of our Board, consistent with criteria approved by the Board and set forth in our Corporate Governance Guidelines;

•	recommending to the Board nominees for election to the Board;

•	developing and overseeing an annual self-evaluation process for the Board and its committees; and

•	making recommendations with respect to:

• corporate governance guidelines;

• compensation and benefits for non-employee directors; and

•

matters relating to Board members’ retirement and removal, the number, function and membership of Board committees, director and officer liability insurance, and indemnity agreements between us and our officers and directors.

          During 2007, the Corporate Governance Committee held four meetings.

          The Corporate Governance Committee annually reviews compensation and other benefits for non-employee members of our Board. When the Corporate Governance Committee considers a change in director compensation or benefits is appropriate, it submits such recommendation to the Board for its approval. In the past, when it has considered Board compensation and the form of compensation, it has sought the advice of Mercer. No change in compensation or benefits for directors was made in the 2007 calendar year

RECOMMENDATION FOR DIRECTOR CANDIDATES

          The Corporate Governance Committee will consider recommendations for candidates for Board membership suggested by Corporate Governance Committee members, other members of our Board, and Stockholders. A Stockholder who wishes the Corporate Governance Committee to consider his/her recommendations for nominees for the position of director should submit his/her recommendations in writing to the Corporate Governance Committee, c/o Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851, together with whatever supporting material the Stockholder considers appropriate. The material, at a minimum, should include such background and biographical material as will enable the Corporate Governance Committee to make an initial determination as to whether the prospective nominee satisfies the criteria for directors set out in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available at our website at www.emcorgroup.com. A Stockholder may also nominate director candidates by complying with our bylaw provisions discussed on page 45 under “Other Matters”—“Stockholder Proposals.”

          If the Corporate Governance Committee identifies a need to replace a current member of our Board, to fill a vacancy in our Board, or to expand the size of our Board, the process to be followed by the Committee to identify and evaluate candidates includes:

•

consideration of those individuals recommended by Stockholders as candidates for Board membership and those individuals recommended in response to requests for recommendations made of Board members and others, including those suggested by any third party executive search firm retained by the Corporate Governance Committee, from time to time;

•	meeting, from time to time, to evaluate biographical information and background material relating to candidates; and

•	interviews of selected candidates by members of the Corporate Governance Committee.

          As provided in our Corporate Governance Guidelines, in its assessment of each potential candidate, the Corporate Governance Committee is to consider the candidate’s achievements in his or her personal career, experience, wisdom, integrity, ability to make independent analytical inquiries, and understanding of the business environment. The Corporate Governance Committee will also take into account the willingness of a candidate to devote adequate time to board duties. The Corporate Governance Committee may also consider any other relevant factors that it may, from time to time, deem appropriate, including the current composition of our Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluation of all prospective nominees.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

          The objectives of our executive compensation program for our named executive officers, referred to in the “Summary Compensation Table for Fiscal Years 2007 and 2006” on page 17, are to attract, retain and motivate key executives with skills necessary to assure our long-term success. Broadly stated, the purposes of the key components of the program insofar as they relate to named executive officers are:

•	to reward named executive officers’ expertise and experience;

•	to reward named executive officers’ performance that drives achievement of our short-term and long-term goals by providing a strong link between pay and performance; and

•	to align named executive officers’ compensation with the interests of our Stockholders.

          The executive compensation program uses various compensation rewards that are geared to both our short-term and long-term performance. In designing these rewards we have applied the following principles:

•	compensation should reinforce our business strategy and long-term stockholder value creation;

•

a significant portion of named executive officer total compensation should be tied to achievement of our financial objectives as well as the achievement of the named executive officer’s annual individual goals and objectives. When we exceed our financial objectives for the relevant performance period, we reward our named executive officers with incentive awards greater than their respective targeted incentive awards based on financial performance. When our financial performance does not meet the established financial objectives, our named executive officers receive either no incentive award based on this criteria or one less than the targeted award. The Compensation Committee sets the objectives for a particular performance period;

•	incentive compensation should reflect both our short-term and long-term financial performance;

•	incentives should align the interests of our Stockholders and named executive officers by paying a significant portion of incentive awards in equity; and

•	incentive awards should serve as a recruitment and retention device so that named executive officers are motivated to join and stay with us.

          The key components of our compensation program are:

•

base salary and perquisites; the perquisites, which have been provided for more than 10 years, are principally dues reimbursement for a club where the named executive officer can entertain clients and other business contacts, term life insurance, an auto allowance and associated expenses, and a tax “gross up” on these perquisites;

•	short-term incentives in the form of annual incentive awards, of which we pay 80% in cash and 20% in the form of two year phantom stock units; and

•	longer-term incentives under our Long Term Incentive Plan, which we refer to sometimes as the “LTIP” and which is discussed below. These incentives come in the form of:

	•	annual awards of stock units representing the right to receive an equal number of shares of our Common Stock, which vest generally in three years; and

	•	potential cash incentive awards based on our financial performance during multi-year measurement periods.

          We generally condition a named executive officer’s LTIP incentive award on his remaining employed with us for at least three years from the date we grant the award.

          Over the past several years, we have changed the mix and design of our executive compensation program from a focus on current cash to one with an increased emphasis on performance-based incentive awards, predicated on both annual results and results for multi-year measurement periods. In addition, we have also placed greater emphasis on equity and on linking compensation to executive retention.

          We also maintain a 401(k) savings plan. The 401(k) plan provides modest retirement benefits to the named executive officers. For 2007, and since inception, our annual contribution to the 401(k) plan for each named executive officer has not exceeded $9,600. In severance agreements with our named executive officers, we provide special compensation to each in the event his employment is terminated (i) by us without cause or (ii) by the named executive officer for good reason. (We have set forth the definition of the terms “cause” and “good reason” contained in the severance agreements in the Section entitled “Potential Post Employment Payments”—“Severance Agreements” beginning on page 24).

          The Compensation Committee has principal responsibility for setting the compensation for our named executive officers and other executive officers. To assist the Compensation Committee, it has in early 2006, 2007 and 2008 retained Mercer as a compensation consultant to review, among other things, the compensation payable to our named executive officers. The assignments to Mercer initially have been made by members of management on behalf of, and at the request of, the Compensation Committee. To assist the Compensation

Committee in its pay discussions and decisions, which includes salary levels, targeted annual incentive awards, financial measurements for annual incentive awards and for our LTIP, and LTIP targeted cash incentive awards. Mercer presents pay information compiled from proxy data from companies in a comparator group developed by Mercer with input from management. This information includes annual base salary, annual target bonuses, targeted total annual compensation (consisting of base salary and annual target bonus), and three year averages of long term incentive compensation of senior executive officers of those companies.

          For 2007, Mercer’s comparator group of companies included 12 large public construction and facilities management companies which Mercer refers to as our Business Peer Group and 11 selected general industry companies, outside of the financial services, utility and retail industries, with revenues and market values similar to ours which Mercer refers to as our General Industry Peer Group.

          Companies in the Business Peer Group were: Companies in the General Industry Peer Group were:

URS Corporation	Allied West Construction, Inc.
The Shaw Group Inc.	AGCO Corporation
Washington Group International, Inc.	Kelly Services, Inc.
C.B. Richard Ellis Group, Inc.	Owens & Miner, Inc.
Granite Construction Incorporated	Tenneco Inc.
ABM Industries Incorporated	Wesco International Inc.
Chicago Bridge & Iron, N.V.	United Stationers Inc.
Foster Wheeler Ltd.	Ikon Office Solutions, Inc.
Quanta Services, Inc.	The ServiceMaster Company
McDermott International, Inc.	Anixter International Inc.
Perini Corporation	Brinks, Incorporated
Dycom Industries Inc.

          We refer to all these companies as the “Comparator Companies”.

          Each year the Compensation Committee reviews the annual salaries of, and considers annual incentive awards for, our Chairman of the Board and Chief Executive Officer, Mr. Frank T. MacInnis and our other named executive officers. It also reviews the annual salaries of our and our subsidiaries’ other officers and employees whose proposed annual base salary is $400,000 or more. Mr. MacInnis participates in portions of the Compensation Committee’s meeting to make recommendations to the Compensation Committee for salary adjustments and for the payment of annual incentive awards. Payments of annual incentive awards for 2006 and 2007 for the named executive officers are set out in the “Summary Compensation Table For Fiscal Years 2007 and 2006” on page 17 and were based upon our performance in meeting pre-established financial objectives for the respective year and an evaluation of the individual named executive officer’s performance in meeting his pre-established personal goals and objectives for the year. The Compensation Committee considers Mr. MacInnis’ recommendations regarding salary adjustments and payment of annual incentive awards, arrives at its own recommendations, and then with the participation of the other independent directors, makes its final determination regarding salary adjustments and payment of annual incentive awards at a meeting without any members of management being present.

          Mr. MacInnis also meets with the Compensation Committee during the first calendar quarter of each year to discuss for that year targeted annual incentive awards for each named executive office, and objectives for our financial performance during the year and personal goals and objectives for each named executive officer upon which the payment of that year’s annual incentive awards may be based. Targeted annual incentive awards for each of our named executive officers, our annual financial goals, and personal goals and objectives for each such executive are recommended by Mr. MacInnis, and are reviewed by and ultimately established by the Compensation Committee, together with the participation of the independent directors, at a meeting without any members of management being present.

Annual Base Salary

          Annual base salary serves as a foundation of our compensation program. We determine the other key components of the program with reference to base salary, including annual and long-term incentives and termination payments.

          We intend annual base salary and perquisites to reward the expertise and experience and sustained performance of the named executive officers, each of whom (other than Mr. Anthony J. Guzzi, President and Chief Operating Officer) has been with us for more than ten years. Base salaries are reviewed annually, and in 2007 and in 2008, we have increased named executive officer salaries to reflect increases in the cost of living, to reflect promotions or increased responsibilities, when appropriate, and to remain competitive with those paid by Comparator Companies.

Annual Incentive Program

          An annual incentive award forms a significant element of annual compensation under our compensation program. Since 2004, named executive officer annual incentive awards have moved from discretionary awards to those we base in large part on pre-established annual financial results emphasizing pay-for-performance. We expect annual incentive awards to motivate our named executive officers to improve performance on an annual basis. Such performance improvements should lead to enhanced stockholder value.

          Annual incentive awards are made under our Key Executive Incentive Bonus Plan and our Incentive Plan for Senior Executive Officers. For 2007, each named executive officer had a targeted incentive award based on 2007 financial results and a targeted incentive award based on his meeting certain pre-established personal goals and objectives. The maximum incentive award payable for 2007 to each named executive officer was 200% of his 2007 base salary.

          For Mr. Frank T. MacInnis, our Chairman of the Board and Chief Executive Officer, and Mr. Anthony J. Guzzi, our President and Chief Operating Officer, their 2007 targeted incentive awards, based upon our meeting certain financial measurements for 2007, were 100% and 88% of their annual base salaries, respectively, and for Messrs. Sheldon I. Cammaker, our Executive Vice President, General Counsel and Secretary, Mark A. Pompa, our Executive Vice President and Chief Financial Officer, and R. Kevin Matz, our Executive Vice President – Shared Services, their 2007 targeted incentive awards, based upon our meeting those 2007 financial measurements, were 80% of their respective annual base salaries. We refer to this targeted incentive award sometimes as the “Financial Target Bonus”. The exact amount of each Executive’s 2007 incentive award that we would pay based on our financial performance ranged from 0% to a maximum of 200% of his annual base salary, depending on our 2007 earnings per share and the ratio of our 2007 operating cash flow to our 2007 operating income. Our Chief Executive Officer, together with other named executive officers, developed proposed 2007 financial measurements on which to base Financial Target Bonuses. Our Chief Executive Officer then proposed to the Compensation Committee the financial measurements. Our Compensation Committee considered the recommendations and established financial measurements for annual incentive awards in March 2007, taking into account the recommendations of management, our 2007 budget, and annual earnings per share guidance for 2007 that we gave to the equity markets. No annual incentive award based on these financial measurements was to be payable unless we achieved earnings per share for 2007 of at least $1.15 (as adjusted for a 2-for-1 stock split effected in July 2007) and 2007 operating cash flow of at least 40% of 2007 operating income. Consequently, the financial measurements emphasized earnings as well as operating cash flow—a measure of quality of earnings—and we linked it to guidance we provided to the equity markets. For 2006, the Financial Target Bonus for each of our named executive officers, including Messrs. MacInnis and Guzzi, based on meeting 2006 financial measurements, was 80% of their respective 2006 annual base salaries as were those of Messrs. Cammaker, Pompa and Matz. However, in 2007 the Compensation Committee, with the concurrence of the other independent directors, concluded that Messrs. MacInnis and Guzzi should have higher percentages of their annual base salaries for their Financial Target Bonuses than the other named executive officers to reflect their greater responsibilities and potential ability to influence our overall performance and, as a consequence, as indicated above, increased their Financial Target Bonuses. In addition, in 2006 targeted annual incentive awards were based in part on our operating income and not earnings per share. For 2007, the

Compensation Committee, changed this factor to earnings per share so as to establish greater congruency with our Stockholders and to assure that management is focused on all income and expense items, including those below the operating income level.

          In order for a named executive officer to be entitled to his 2007 Financial Target Bonus (a) our 2007 earnings per share had to be at least $1.35 (as adjusted for the 2-for-1 stock split) or about 3% above the midpoint of our 2007 earnings per share guidance of $1.23 (as adjusted for the 2-for-1 stock split) to $1.40 (as adjusted for the 2-for-1 stock split) that was provided to equity markets in February 2007 and (b) the ratio of our 2007 positive operating cash flow to our 2007 operating income had to be at least 70%. If earnings per share was less than $1.35, each named executive officer’s actual incentive award that was based on financial measurements would have been less than his Financial Target Bonus in accordance with a matrix adopted by the Compensation Committee, which we refer to as the “Matrix”. The Matrix also took into account the amount by which the ratio of 2007 positive operating cash flow to 2007 operating income was less than 70%. If 2007 earnings per share were in excess of $1.35, each named executive officer’s actual annual incentive award based on financial measurements for 2007 could be greater than or less than his Financial Target Bonus in accordance with the Matrix, depending upon the ratio of cash flow to operating income, and as indicated above, if earnings per share were less than $1.15, or if the ratio of positive operating cash flow to operating income was less than 40%, no annual incentive award for 2007 based on financial measurements would be paid to any named executive officer.

          For 2007, our actual earnings per share was $1.90 and the ratio of our 2007 operating cash flow to 2007 operating income was 130%, in both cases exceeding the 2007 financial objectives, and in accordance with the 2007 Matrix permitted payment to each named executive officer of an annual incentive award of 200% of his annual base salary.

          In addition, as indicated above, under our annual incentive program, within the first quarter of each calendar year, our Chief Executive Officer and each other named executive officer agree on the named executive officer’s personal goals and objectives for the year, in addition to his normal duties and responsibilities. The Compensation Committee reviews those goals and objectives, which are subject to its approval. In the case of our Chief Executive Officer, the Compensation Committee and our Chief Executive Officer agree on his annual personal goals and objectives. Under the program we can pay a named executive officer an annual incentive award, equal to a maximum percentage of his annual base salary, based upon his accomplishments in achieving his annual personal goals and objectives. For 2007, these maximum percentages were 25% and 22% for Messrs. MacInnis and Guzzi, respectively, and 20% for each of Messrs. Cammaker, Pompa, and Matz.

          Following the end of each year, our Chief Executive Officer reports to the Compensation Committee on our financial results and on how well each named executive officer performed in meeting his personal goals and objectives, and the Compensation Committee, with the approval of the other independent directors, determines the amount to be paid to each named executive as his annual incentive award.

          However, as indicated above, for 2007 in no case could a named executive officer’s aggregate annual incentive award, whether based on our financial results alone or together with achievement of personal goals and objectives, exceed 200% of the named executive officer’s annual base salary. As indicated above, the financial measurements we established for 2007 permitted a payment of an annual incentive award to each named executive officer of 200% of his annual base salary, and this was the actual incentive award paid to each named executive officer for 2007. Under the terms of the program for 2007, the Compensation Committee could have, in its sole discretion, reduced the payment of any named executive officer’s annual incentive award even though the financial measurements calling for payment of 200% of his annual base salary were met. In the exercise of its discretion the Compensation Committee could have taken into account whatever factors it deemed appropriate in exercising negative discretion, including whether a named executive officer achieved his personal goals or objectives. Even if a named executive officer achieved his personal goals and objectives, the Compensation Committee, in its sole discretion, could award in respect of personal goals and objectives less than the maximum percentage to be taken into account in making awards with respect to personal goals and objectives. The Compensation Committee made final decisions about annual incentive awards in executive session without any member of management present. These decisions were subject to approval by all of the independent members of our Board. The Compensation Committee and the independent members of our Board chose not to exercise negative discretion, and the actual incentive awards made to each named executive officer in respect of 2007 were equal to 200% of his 2007 base salary in accordance with the Matrix. No awards were paid for 2007 in respect of achievement of personal goals and objectives.

          In accordance with our annual incentive plans, 80% of annual incentive awards are to be paid in cash and 20% are to be paid in fully vested phantom stock units. The phantom stock units entitle the named executive officer to the cash value of an equal number of shares of our Common Stock, the number of which shares is calculated as of March 5 of the year following the year for which the incentive awards are earned (e.g. March 5, 2008 for our 2007 awards), which March 5 we refer to as the “Award Date”. The number of phantom stock units granted equals 125% of the amount determined by dividing 20% of the amount payable as the annual incentive award by the fair value of a share of our Common Stock on such Award Date. Approximately two years from the Award Date, we pay to the named executive officer cash in an amount equal to the then value of a number of shares of our Common Stock equal to the number of phantom stock units awarded to him. Incentive awards paid in cash are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006” on page 17 and the phantom stock units are reflected in the “Stock Awards” column of that Table.

Special Bonuses

          In light of our record results for 2007, the Compensation Committee on March 24, 2008 awarded Messrs. MacInnis and Guzzi cash bonuses of $360,000 and $100,000, respectively, and 4,750 and 1,300 fully vested phantom stock units, respectively, with a cash value of approximately $115,000 and $32,000, respectively, as of the date of grant, which phantom stock units entitle them to the cash value of an equal number of shares of our Common Stock approximately two years from the grant date. In addition, at the same time the Compensation Committee awarded to Mr. MacInnis 10,800 stock units vesting in three years which, upon vesting, will entitle him to an equal number of shares of our Common Stock. These stock units vest substantially upon the same terms and conditions as stock units awarded under our LTIP, described below, under “Long Term Incentive Plan.” The cash bonuses are reflected under the “Bonus” column of the “Summary Compensation Table for Fiscal Years 2006 – 2007” on page 17. However, because they were granted in March 2008, in accordance with Financial Board Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment (FAS 123R), the phantom stock unit and stock unit awards referred to in the preceding sentence are not reflected under the “Stock Awards” column of the Summary Compensation Table.

Long Term Incentive Plan

          We provide a significant portion of our named executive officers’ compensation through our LTIP. We established the LTIP at the end of 2005 to provide incentives which foster executive recruitment and retention, reward long-term financial performance, and align management and stockholder interests. Before we adopted the LTIP, Mercer advised the Compensation Committee that the LTIP as proposed should accomplish these objectives with its focus on long-term financial performance, cash and equity awards competitive with those granted by its then list of comparator companies, and use of equity for alignment with stockholder returns.

          The LTIP replaced the annual stock option grants we had been using for several years to promote long-term performance and named executive officer retention. In late 2005, the Compensation Committee concluded that our equity-based plans would not make available a sufficient number of shares if we were to make meaningful stock option grants annually to the named executive officers and our other senior officers, as we had for a number of years. Mercer advised the Compensation Committee that granting stock units in respect of which an equal number of our shares of Common Stock would ultimately be issued is economically the same as granting three to four times as many options, and consequently, the Compensation Committee decided to use stock units to provide equity awards under our LTIP.

          Each participant in the LTIP, including each named executive officer, generally is entitled to an award each year based on a multiplier (or percentage), which we refer to as the “Multiplier,” of his annual base salary at the end of the previous year. We refer to this award as the “LTIP Target Bonus”.

          Specifically, the LTIP Target Bonus consists of:

•

an annual grant of stock units to senior executives, including the named executive officers. This is the retention component. The stock units (in respect of which an equal number of shares of our Common Stock will be issued) generally vest on the third anniversary of the grant date of the stock units. The named executive officer is to receive a number of shares of our Common Stock equal to his annual grant of stock units three years from the grant date. The named executive officer will receive those shares only if he continues to be employed by us through that date, unless his employment is terminated by us without cause, by him for good reason, or by reason of his death or disability or upon his retirement after December 14, 2008, provided he has reached age 65. (We have set forth the definition of the terms “cause”, “good reason” and “disability” under our LTIP beginning on page 28 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”). Thus, a significant portion of the named executive officer’s total compensation is tied to our stock performance; and

•

an award of a potential cash payment, which we refer to sometimes as the LTIP Cash Target Bonus, and, which is the performance component. This component, generally, provides for the annual establishment of three year measurement periods. The grant year and the two ensuing years make up each measurement period. Each named executive officer may receive a cash payment, depending upon how closely our actual aggregate earnings per share for the three year measurement period compares to a pre-established earnings per share objective for the measurement period. The Compensation Committee sets the earnings per share objectives. We use the three-year measurement period to extend a named executive officer’s focus over multiple-year periods. This is intended to help achieve positive sustained long-term financial results and to align the named executive officer’s interests with longer-term stockholder interests. If we achieve 100% of the earnings per share objective the Compensation Committee established for a measurement period, the named executive officer will receive 100% of his LTIP Cash Target Bonus. If we achieve 50% of the earnings objective for a measurement period, the named executive officer will receive 50% of his LTIP Cash Target Bonus. If we fail to achieve our minimum objectives of at least 50% of the pre-established earnings per share objective for a measurement period, no cash performance component is payable in respect of that period. If we exceed the earnings per share objective for the measurement period by 120% or more, the named executive officer will receive 200% of his LTIP Cash Target Bonus. For earnings per share falling between 50% and 100% of the earnings per share objective for the measurement period or between 100% and 120% of the earnings per share objective, the amount of the LTIP Cash Target Bonus is interpolated from 50% to 100% of the LTIP Cash Target Bonus and from 100% to 200% of the LTIP Cash Target Bonus, respectively.

          Under the terms of the LTIP, we established a Multiplier (or percentage) of his annual base salary for each LTIP participant, including each named executive officer. The Multiplier for each named executive officer, which is set out in the LTIP (subject to change annually by the Compensation Committee for each named executive officer), for 2007 was as follows: Mr. MacInnis, 175%; Mr. Guzzi, 150%; Mr. Cammaker, 125%; Mr. Pompa, 125%; and Mr. Matz, 125%. In the opinion of Mercer, the Multiplier for each named executive officer, when applied to a percentage of his annual base salary, resulted in an LTIP Target Bonus for each named executive officer which was competitive with those provided by the then Comparator Companies. Any change in the Multiplier for a named executive officer would change the basis for computing his annual grant of stock units and his potential cash payment under the LTIP.

          The Compensation Committee believes this two-part retention and performance program provides a balance between market-based incentives and multi-year financial-based awards. Market-based incentives, such as equity awards, provide a strong link to stockholder value creation. Financial-based awards have a very strong retention impact and provide a direct link to corporate performance.

          2006 – 2007

          For 2006 (the first year in which the LTIP was operative), the LTIP provided that no LTIP Cash Target Bonus was to be paid. Instead, the LTIP provided for the award of stock units vesting in three years (January

3, 2009). The number of stock units awarded to each named executive officer was equal to 100% of his 2006 LTIP Target Bonus (the product of the named executive officer’s 2005 base salary and his Multiplier) divided by the fair market value of a share of our Common Stock as of January 3, 2006. The compensation expense in 2006 and 2007 for these stock units is reflected under the “Stock Awards” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006” on page 17.

          In addition, as part of the phase-in of the LTIP, the LTIP provided for a two year measurement period consisting of 2006 and 2007, and in February 2006 the Compensation Committee, established $1.72 as the aggregate earnings per share objective (as adjusted for our 2-for-1 stock splits effected February 10, 2006 and July 9, 2007) for this two year period, which if accomplished would permit the payment of an amount to each named executive officer of no less than his LTIP Cash Target Bonus. The amount of each named executive officer’s LTIP Cash Target Bonus for this phase-in period was twenty-five percent of the product of each named executive officer’s Multiplier and his 2005 annual base salary. Because our aggregate earnings per share for 2006 and 2007 ($3.22) exceeded by more than 120% the earnings objective of $1.72, in accordance with the LTIP, each named executive officer was paid in March 2008 200% of his LTIP Cash Target Bonus. This payment, amounting to two times 25% of the LTIP Target Bonus, is included under the “Non-Equity Incentive Plan Compensation” column for 2007 of the “Summary Compensation Table for Fiscal Years 2006 – 2007” on page 17. In addition, in February 2006, the Compensation Committee established an earnings per share objective for the 2006, 2007, and 2008 measurement period of $2.78 (as adjusted for our 2-for-1 stock splits effected February 10, 2006 and July 9, 2007). The LTIP Cash Target Bonus of each named executive for this 2006 - 2008 measurement period is 50% of his LTIP Target Bonus.

          For 2007 (the second and final year of the phase-in of the LTIP), the number of stock units awarded to each named executive officer was equal to 75% of his 2007 Target Bonus (the product of the named executive officer’s 2006 annual base salary and his Multiplier) divided by the fair market value of a share of our Common Stock on January 2, 2007. The compensation expense in 2007 for these stock units is reflected under the “Stock Awards” column of the “Summary Compensation Table for Fiscal Year 2006 – 2007” on page 17. The number of these stock units is reflected under the “All Other Stock Awards Number of Shares of Stock or Units” column, and their grant date fair values are reflected under “Grant Date Fair Value of Stock and Option Awards” column, of the “Grants of Plan-Based Awards in Fiscal 2007” Table on page 19. As indicated above, two times 25% of each named executive officer’s LTIP Target Bonus, awarded in 2006, was paid as his LTIP Cash Target Bonus following the conclusion of the 2006 – 2007 two year measurement period.

          In addition, on April 27, 2007, in respect of the LTIP performance component the Compensation Committee established an earnings per share objective for the three year measurement period of 2007, 2008 and 2009 of $4.57 (as adjusted for the 2-for-1 stock split effected July 9, 2007); provided, however, if the aggregate earnings per share for the period February 1, 2007 through December 31, 2009 is not at least $3.66, then no amount will be payable in respect of a named executive officer’s LTIP Cash Target Bonus. For this measurement period, the LTIP Cash Target Bonus is 50% of each named executive officer’s LTIP Target Bonus. The amounts set out in the Table entitled “Grants of Plan-Based Awards in Fiscal Year 2007” on page 19, identified with footnote (2), indicate the range of cash awards each named executive officer may receive for the 2007 – 2009 measurement period if we achieve for this measurement period our earnings per share minimum objective, our targeted objective, or at least 120% of our targeted objective. As indicated earlier, if we do not achieve the minimum earnings per share objective for this measurement period, we will not pay any cash awards under the LTIP for the period, and we will not pay those amounts identified with footnote (2) in the “Grants of Plan-Based Awards in Fiscal Year 2007” Table.

          2008 and Thereafter

          The LTIP was fully phased-in in 2008, and for 2008 one half of each named executive’s LTIP Target Bonus was awarded as the retention component consisting of an equity grant payable in stock units. The other half of the LTIP Target Bonus, the LTIP Cash Target Bonus, or the performance oriented piece, is based on earnings per share over the three year measurement period consisting of 2008 – 2010.

For 2008, each named executive officer’s award of stock units was equal to:

(named executive officer’s Multiplier x named executive officer’s 2007 base salary) x 0.5, which product is divided by the fair market value of a share of our Common Stock as of the first business day of the plan year (i.e. the closing price on the New York Stock Exchange on January 2, 2008).

          For the measurement period 2008, 2009, and 2010, each named executive officer’s LTIP Cash Target Bonus is 50% of the product of his Multiplier and his 2007 base salary.

          For each ensuing year each named executive officer will be awarded his LTIP Target Bonus (a) of which 50% will be payable in stock units generally vesting in three years and (b) of which 50% will consist of his performance oriented award, or LTIP Cash Target Bonus, based on a measurement period consisting of that year and the two following years.

Increased Percentage of Incentive Compensation

          We believe our annual and LTIP incentive awards motivate our named executive officers to seek sustained positive financial performance. A significant portion of the named executive officers’ compensation is incentive compensation based on objective financial performance. The awards also expose management to the risk our stock value will go down and, in the case of the LTIP, is conditioned on the named executive officer staying employed with us for a significant period of time.

          For 2007, the named executive officers’percentages of targeted incentive compensation to total targeted compensation ranged from approximately 37% to 41%, and the equity components of the named executive officers’ total targeted compensation ranged from approximately 29% to 34%. Of their 2007 total targeted compensation, the percentages that are forfeitable ranged from approximately 40% to 47% if the named executive officer does not stay employed with us for approximately three years from the award date (unless employment is terminated by us without cause, by him with good reason or by reason of his death, disability or, after December 14, 2008, retirement at age 65 or older).

          For 2008 and subsequent years, as indicated above, the performance-based portion of each named executive officer’s total targeted compensation under the LTIP will be increased. This occurs because under the LTIP we reduce the number of stock units to be awarded from being based in 2007 on 75% of the LTIP Target Bonus to being based in 2008 and thereafter on 50% of the LTIP Target Bonus. We have also increased the LTIP Cash Target Bonus, which is tied to our financial performance, from 25% of the LTIP Target Bonus for the 2006 – 2007 measurement period to 50% of the LTIP Target Bonus for the 2006 – 2008, 2007 – 2009, 2008 – 2010 measurement periods and each ensuing three year measurement period.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year

          Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, generally limits how much compensation public companies may pay to certain executive officers and deduct on their U.S. Federal income taxes. Public companies generally may deduct up to $1 million of compensation they pay to any employee who on the last day of the year is one of its named executive officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Compensation Committee considers the impact of this rule when developing and implementing our executive compensation plans. While we have designed much of our annual incentive awards and LTIP cash awards to qualify for an exemption from the limitation on deductible compensation, not all the annual incentive and LTIP awards qualify under Section 162(m). To the extent a named executive officer’s annual incentive award is paid based on achievement of his personal goals and objectives (and none was so paid for 2007), the award would not qualify under Section 162(m). In addition, awards of stock units under the LTIP, which vest over the passage of time, do not qualify under Section 162(m). The Compensation Committee does not require that all compensation qualify under Section 162(m) because it believes that it is important to preserve flexibility in administering compensation programs.

Accounting Treatment

          When designing the elements of compensation, the Compensation Committee considers the impact of accounting treatment. The Compensation Committee is aware that grants of phantom stock units, which will be settled in cash, result in a liability award being established. This award is required to be marked to market at the end of each accounting period. As a consequence, during the accounting periods before which we pay cash for phantom stock units, these grants may result in additional expense if the value of our Common Stock rises above the value on the grant dates. Nevertheless, a primary motivation of our compensation program is to enhance stockholder value. We believe this tie to stockholder value is more important than what could be less than desirable accounting effects.

Retirement Plans and Severance Arrangements

Retirement Plans

          As indicated above, we provide our sole retirement benefits through our 401(k) plan pursuant to which we made a matching contribution of $9,600 to the account of each named executive officer for 2007. We base the amount of our contribution for named executive officers on a formula set forth in the terms of the plan that applies to all administrative employees participating in our 401(k) plan. Because there is no retirement benefit enhancement for named executive officers, the Compensation Committee does not consider gains from prior option or stock awards in setting retirement benefits for each named executive officer.

Severance Arrangements

          In light of our modest retirement benefits and the long time existence of employment agreements with our named executive officers other than Mr. Guzzi (who did not join us until October 2004), which employment agreements we decided not to renew when they expired December 31, 2004, the Compensation Committee decided to enter into severance agreements with our named executive officers. The terms of the severance agreements reflect market practice and advice provided to the Compensation Committee by Mercer and outside counsel engaged by the Compensation Committee and take into account the named executive officers’ past accomplishments. Each named executive officer’s severance agreement provides him with a severance benefit equal to (a) two years of his base salary and (b) a prorated amount of his targeted annual incentive award for the year in which his termination takes place if he is terminated without cause or if he terminates his employment for good reason. The Severance Agreements and other enhanced severance benefits referred to in this Section as well as the terms “cause” and “good reason” are described beginning on page 24 under “Potential Post Employment Payments”—“Severance Agreements”.

          In addition, most of the stock options granted to each named executive officer are presently vested and provide that if the employment of named executive officer is terminated without cause or if he terminates his employment for good reason, the period during which the options are exercisable continues following the termination of his employment for the balance of the term during which such options would be exercisable but for his termination of employment. The balance of their stock options provide that such options vest upon such termination and are exercisable for the shorter of two years from such employment termination date or the balance of the option term. The terms “cause” and “good reason” are defined in the stock option agreements substantially the same as they are defined in the Severance Agreements.

          Other severance benefits include:

•

we value and cash out phantom stock units granted as part of the annual incentive awards. We value and cash out these phantom stock units no later than six months after the named executive officer’s termination date, regardless of the reasons for termination;

•

we issue to the named executive officer all the shares issuable to him in respect of restricted stock units under our former Executive Stock Bonus Plan, discussed in the Section entitled “Potential Post Employment Payments”—“Executive Stock Bonus Plan” on page 27, no later than six months after the named executive officer’s termination date, regardless of the reason for termination. Following the issuance of restricted stock units in early 2006 in respect of calendar year 2005, no other restricted stock units could be issued under the Executive Stock Bonus Plan; and

•

if the named executive officer is terminated without cause or if he terminates for good reason, as those terms are defined on page 28 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”, we will provide him with:

	•	all the shares issuable in respect of his LTIP stock units no later than six months after the named executive officer’s termination date, and

•

a prorated amount of his LTIP Cash Target Bonus with respect to each measurement period. We would compute this amount on the basis of each measurement period during which we employed the named executive officer. We would pay the prorated amount no later than six months after the date when we would have paid his LTIP Cash Target Bonus but for the named executive officer’s termination.

Change of Control Agreements

          We believe that our named executive officers should be protected in the event we experience a change of control. We have entered into change of control agreements with each named executive officer and our other senior executives. These agreements provide for enhanced severance benefits if, within two years of the date we experience a change of control, an Executive’s employment is terminated involuntarily, other than for cause, death or disability, or an Executive terminates his employment for good reason. We have these agreements in place to provide security to the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our Stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership. The enhanced severance benefits payable in the event of severance after a change of control are described below in the Section entitled “Potential Post Employment Payments”—“Change of Control Agreements” beginning on page 30. Those terms and provisions reflected competitive market practices and advice provided by outside counsel to the Company and were not derived primarily from a negotiation process with our executives. The terms “cause”, “good reason” and “change of control” as used in the change of control agreements are defined on pages 30 and 31.

Golden Parachute Excise Tax Gross-Ups

          The severance payments and other payments and benefits our named executive officers will receive in connection with a change of control could trigger a so-called “golden parachute excise tax,” payable by our named executive officers. In that case, we will make gross-up payments to those named executive officers so that they receive the same economic benefit they would have received if the excise tax were not imposed. We provide these gross-up payments, even though we cannot deduct them from our own taxable income, because we believe our named executive officers should receive the full economic benefit of the protections we have offered them.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

          The following Table sets forth information with respect to the compensation of our Chairman of the Board and Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers, who we refer to collectively as the “named executive officers”, based on total compensation for fiscal 2007.

Summary Compensation Table for Fiscal Years 2007 and 2006

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)

Frank T. MacInnis Chairman of the Board and Chief Executive Officer

	2007	$900,000	$360,000	$1,150,566	$604,747	$2,175,000	$98,621	$5,288,934
	2006	$870,000	—	$1,058,342	$604,747	$1,392,000	$82,179	$4,007,268

Anthony J. Guzzi President and Chief Operating Officer

	2007	$620,000	$100,000	$693,757	$439,431	$1,397,000	$57,182	$3,307,370
	2006	$600,000	—	$653,337	$460,927	$960,000	$117,331	$2,791,595

Sheldon I. Cammaker Executive Vice President, General Counsel and Corporate Secretary

	2007	$460,000	—	$462,724	$221,521	$1,007,875	$117,669	$2,269,789
	2006	$445,000	—	$472,812	$221,521	$712,000	$87,838	$1,939,171

Mark A. Pompa Executive Vice President, Chief Financial Officer since April 3, 2006

	2007	$410,000	—	$392,997	$166,305	$868,500	$58,012	$1,895,814
	2006	$366,250	—	$383,145	$166,305	$600,000	$59,817	$1,575,517

R. Kevin Matz Executive Vice President Shared Services

	2007	$375,000	—	$375,190	$179,452	$818,750	$77,408	$1,825,800
	2006	$360,000	—	$381,400	$179,452	$576,000	$59,448	$1,556,300

(1)

Stock awards reflected in this Table represent the compensation expense for 2007 and 2006, and in part for 2007 as indicated below, negative compensation expense, recognized for financial reporting purposes in accordance with Financial Standard Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (FAS 123R), which we refer to as “FAS 123R,” (ignoring forfeiture assumptions). These stock awards consist of (a) for 2006 and 2007 time-based stock units granted under our LTIP, discussed above under the Section entitled “Compensation Discussion and Analysis” on page 11 and following the “Grants of Plans Based Awards in Fiscal Year 2007” Table under the heading “Long Term Incentive Plan” on page 21, (b) for 2006, the appreciation during 2006 in the value of phantom stock units granted in 2006 in connection with annual incentive awards in respect of 2005, (c) for 2006, phantom stock units granted in 2007 in connection with annual incentive awards in respect of 2006, (d) for 2007, the decline during 2007 in the value of phantom stock units granted in 2006 in connection with annual incentive awards in respect of 2005, (e) for 2007, the decline during 2007 in the value of phantom stock units granted in 2007 in connection with annual incentive awards in respect of 2006, and (f) for 2007, phantom stock units granted in 2008 in connection with annual incentive awards in respect of 2007. The awards of phantom stock units are discussed in the Section entitled “Compensation Discussion and Analysis” on page 10 and following the “Grants of Plan-Based Awards in Fiscal Year 2007” Table under the heading “Annual Incentive Awards” beginning on page 19. There can be no assurance that the FAS 123R amounts will ever be realized. The 2006 compensation expense for time vested stock units granted under the LTIP for each named executive officer was as follows: Mr. MacInnis, $490,000; Mr. Guzzi, $270,000; Mr. Cammmaker, $181,250; Mr. Pompa, $141,667; and Mr. Matz, $145,833. The 2007 compensation expense for the time-based stock units for each executive named officer was as follows: Mr. MacInnis, $870,625; Mr. Guzzi, $495,000; Mr. Cammaker, $320,313; Mr. Pompa, $258,854; and Mr. Matz, $258,333. The compensation expense for each named executive officer for 2006 with respect to appreciation during 2006 in the value of phantom stock units (as a result of appreciation in the price of our Common Stock) granted in 2006 in connection with 2005 incentive awards was as follows: Mr. MacInnis, $133,342; Mr. Guzzi, $83,337; Mr. Cammmaker, $69,062; Mr. Pompa, $53,978; and Mr. Matz, $55,567. The compensation expense for each named executive officer for 2006 with respect to phantom stock units granted in 2007 in connection with 2006 incentive awards was as follows: Mr. MacInnis, $435,000; Mr. Guzzi, $300,000; Mr. Cammmaker, $222,500; Mr. Pompa, $187,500; and Mr. Matz, $180,000. The negative compensation expense for each named executive officer for 2007 with respect to the decline during the period December 31, 2006 to December

31, 2007 in the value of phantom stock units (as a result of the decline in the price of our Common Stock) granted on March 5, 2006 in connection with 2005 incentive awards was as follows: Mr. MacInnis, ($93,339); Mr. Guzzi, ($58,836); Mr. Cammaker, ($48,343); Mr. Pompa, ($37,784); and Mr. Matz, ($38,897). The negative compensation expense for each named executive officer for 2007 with respect to the decline during the period March 5, 2007 to December 31, 2007 in the value of phantom stock units (as a result of the decline in our Common Stock) granted on March 5, 2007 in connection with 2006 incentive awards was as follows: Mr. MacInnis, ($76,720); Mr. Guzzi, ($52,907); Mr. Cammaker, ($39,245); Mr. Pompa, ($33,072); and Mr. Matz, ($31,746). The compensation expense for each named executive officer for 2007 with respect to 2008 phantom stock units granted in connection with 2007 incentive awards was as follows: Mr. MacInnis, $450,000; Mr. Guzzi, $310,000; Mr. Cammaker, $230,000; Mr. Pompa, $205,000; and Mr. Matz, $187,500. Stock Awards reflected in this Table do not include, awards of phantom stock units granted to Messrs. MacInnis and Guzzi and stock units granted to Mr. MacInnis as part of their respective special bonuses inasmuch as such awards were not recognized for financial reporting purposes with respect to 2007 in accordance with FAS123R, but will be included in the Summary Compensation Table for 2008.

(2)

Option awards in this Table represent the compensation expense for 2006 and 2007 recognized for financial reporting purposes in accordance with FAS 123R (ignoring forfeiture assumptions) in respect of option grants made in 2005 and, for Mr. Guzzi, in respect of an additional option grant to him in 2004. See Notes I and J to our financial statements for the years ended December 31, 2006 and December 31, 2007, respectively, included in our Forms 10-K for those years for the assumptions we made in computing the value of those option awards. There can be no assurance that those FAS 123R amounts will ever be realized.

(3)

The amounts reported in this column for 2006 are the cash portion of incentive awards paid in 2007 in respect of 2006 and exclude amounts attributable to phantom stock units granted in 2007 in respect of 2006, which phantom stock units are reflected in the column for 2006 entitled “Stock Awards”. The cash portion of 2006 incentive awards for amounts for each of the named executive officers are as follows: Mr. MacInnis, $1,392,000; Mr. Guzzi, $960,000; Mr. Cammaker, $712,000; Mr. Pompa, $600,000; and Mr. Matz, $576,000. The amounts reported in this column for 2007 include the cash portion of incentive awards paid in 2008 in respect of 2007 and exclude amounts attributable to phantom stock units granted in 2008 in respect of 2007, which phantom stock units are reflected in the column for 2007 entitled “Stock Awards”. The cash portion of 2007 incentive awards for each of the named executive officers are as follows: Mr. MacInnis, $1,440,000; Mr. Guzzi, $992,000; Mr. Cammaker, $736,000; Mr. Pompa, $656,000; and Mr. Matz, $600,000. The amounts reported in this column for 2007 also include amounts paid in 2008 under the LTIP in respect of the Cash Target Bonus for the 2006 and 2007 measurement period. These LTIP amounts for each of the named executive officers are as follows: Mr. MacInnis, $735,000; Mr. Guzzi, $405,000; Mr. Cammaker, $271,875; Mr. Pompa, $212,500; and Mr. Matz, $218,750.

(4)

The amounts reported in this column for each named executive officer consist of: an allowance for his leasing of an automobile; reimbursement for auto insurance on such vehicle; reimbursement for the cost of maintenance and repair of such vehicle; premiums paid for excess liability insurance of $10 million; and reimbursement for monthly dues in a club suitable for entertaining clients and other business contacts. In addition, in the case of Mr. Guzzi, for 2006 the amount reported in this column includes $39,050 as reimbursement for initiation-related fees on joining a club suitable for entertaining clients and other business contacts, and in the case of Messrs. Cammaker and Matz, for 2007, capital cost reductions paid in connection with new leases of vehicles in 2007. The amounts in this column also include for each of 2006 and 2007 the cost of premiums paid by us for term life insurance for each named executive officer as follows: Mr. MacInnis, $20,642; Mr. Guzzi, $4,620; Mr. Cammaker, $15,523; Mr. Pompa, $2,559; and Mr. Matz $1,472. The amounts reported in this column also include reimbursement for taxes on the foregoing perquisites for each of the named executive officers as follows: for 2006, Mr. MacInnis, $28,402; Mr. Guzzi, $42,158; Mr. Cammaker, $28,761; Mr. Pompa, $19,651; and Mr. Matz, $19,507; for 2007, Mr. MacInnis, $34,836; Mr. Guzzi, $18,620; Mr. Cammaker, $43,571; Mr. Pompa, $16,127; and Mr. Matz, $26,535. For each of 2006 and 2007, the amounts also include matching contributions of $9,600 provided by us under our 401(k) Savings Plan for the account of each named executive officer.

          The following Table sets forth certain information with respect to the grant of awards during the 2007 fiscal year to the named executive officers.

Grants of Plan-Based Awards in Fiscal Year 2007

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards Number of Shares of Stock or Units (#)
										Grant Date Fair Value of Stock and Option Awards

Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)

Frank T. MacInnis	1/02/07							40,592	(3)	$1,141,875	(5)
	3/30/07	$315,000	(1)	$1,125,000	(1)	$1,800,000	(1)
	4/27/07	$380,625	(2)	$761,250	(2)	$1,522,500	(2)
	3/05/07							15,162	(4)	$434,998	(6)

Anthony J. Guzzi	1/02/07							23,994	(3)	$675,000	(5)
	3/30/07	$190,060	(1)	$682,000	(1)	$1,240,000	(1)
	4/27/07	$225,000	(2)	$450,000	(2)	$900,000	(2)
	3/05/07							10,456	(4)	$299,983	(6)

Sheldon I. Cammaker	1/02/07							14,830	(3)	$417,188	(5)
	3/30/07	$128,800	(1)	$460,000	(1)	$920,000	(1)
	4/27/07	$139,063	(2)	$278,125	(2)	$556,250	(2)
	3/05/07							7,756	(4)	$222,520	(6)

Mark A. Pompa	1/02/07							12,496	(3)	$351,563	(5)
	3/30/07	$114,800	(1)	$410,000	(1)	$820,000	(1)
	4/27/07	$117,188	(2)	$234,375	(2)	$468,750	(2)
	3/05/07							6,536	(4)	$187,518	(6)

R. Kevin Matz	1/02/07							11,996	(3)	$337,500	(5)
	3/30/07	$105,000	(1)	$375,000	(1)	$750,000	(1)
	4/27/07	$112,500	(2)	$225,000	(2)	$450,000	(2)
	3/05/07							6,274	(4)	$180,001	(6)

(1)

These amounts represent possible payouts pursuant to our annual incentive program for 2007. 80% of the maximum figure was actually paid in cash in 2008 and the balance was paid in phantom stock units; the phantom stock units granted in respect of annual incentive awards for 2007 are not reflected in this Table as such phantom stock units were awarded in March 2008.

(2)	These estimated payouts are pursuant to our LTIP in respect of the measurement period 2007 – 2009.

(3)	Consists of time vested stock units awarded in January 2007 under our LTIP.

(4)	Consists of phantom stock units granted in 2007 in respect of annual incentive awards for 2006.

(5)	Represents the full grant date fair value of stock units awarded in January 2007 under our LTIP. The full grant date fair values referred to in this column were determined in accordance with FAS 123R.

(6)

Represents the full grant date fair value of phantom stock units awarded in March 2007 in respect of annual incentive awards for 2006. The full grant date fair values referred to in this column were determined in accordance with FAS 123R.

Proportion of 2007 Salaries To Total 2007 Compensation

          The approximate percentage of the 2007 salary and bonus of each named executive officer to his total 2007 compensation reported in the “Summary Compensation Table For Fiscal Years 2007 and 2006” on page 17 is as follows: Frank T. MacInnis, 24%; Anthony J. Guzzi, 22%; Sheldon I. Cammaker, 20%; Mark A. Pompa, 22%; and R. Kevin Matz, 21%. There can be no assurance that the total compensation amounts reported in that Table will be realized.

Annual Incentive Awards

          Under our annual incentive award program, as authorized by and pursuant to the terms of our Key Executive Incentive Bonus Plan, the Compensation Committee establishes annual financial objectives for us and individual goals and objectives for each named executive officer. These objectives are the basis on which a determination is made whether the named executive officer should receive an annual incentive award and, if so, the amount of such award. The annual incentive awards for 2007 and the basis on which they were made are discussed on pages 9 and 10 in the Section entitled “Compensation Discussion and Analysis”. For 2006 and 2007 the maximum incentive awards for a named executive officer could not exceed 200% of his base annual salary. Inasmuch as the annual incentive award for each named executive officer for 2006 and 2007 based on our 2006 and 2007 financial performance was equal to 200% of his respective annual base salary, no annual incentive award was based on the accomplishment of 2006 or 2007 individual goals and objectives. The estimated payouts under the 2007 incentive award program are included under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the “Grants of Plan-Based Awards For Fiscal Year 2007” Table on page 19 and have footnote (1) next to them.

          Of each named executive officer’s incentive award for 2006 and for 2007, 80% was paid in cash in March 2007 and March 2008, respectively, and the balance was paid in March 2007 and March 2008, respectively, in the form of phantom stock units. The cash portions of the 2006 and the 2007 incentive awards are included in the “Non-Equity Plan Compensation” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006”. The phantom stock units entitle each named executive officer to receive in cash the value of an equal number of shares of our Common Stock generally on the earlier of termination of employment or early March 2009 in the case of the incentive award for 2006, and early March 2010 in the case of the incentive award for 2007. The number of phantom stock units awarded in March 2007 and March 2008 to each named executive officer in respect of his annual incentive award for 2006 and 2007, respectively, was equal to a number which is 125% of 20% of his incentive award divided by the fair market value of a share of our Common Stock on March 5, 2007 and March 5, 2008, respectively. The value of these phantom stock units (which is equal to an equal number of shares of our Common Stock on the March 5 award date) is included in the “Stock Awards” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006” on page 17. The phantom stock units awarded for 2007 were actually issued in 2008 and accordingly are not included in the “Grant of Plan-Based Awards in Fiscal Year 2007” Table. The number of phantom stock units awarded in 2007 in respect of incentive awards for 2006 is included in the “All Other Stock Awards” column of the “Grant of Plan-Based Awards in Fiscal Year 2007” Table. In addition, we have included in the “Stock Awards” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006” the appreciation during 2006 in the value of the phantom stock units granted in March 2006 in respect of incentive awards for 2005 based on the appreciation in the price of our Common Stock during the period March 5, 2006 (the award date of the phantom stock units) to December 31, 2006. Because the price of our Common Stock declined during the period December 31, 2006 to December 31, 2007, the “Stock Awards” column for 2007 of the “Summary Compensation Table for Fiscal Years 2007 and 2006” (a) reflects the decline (expressed as a negative in footnote (1) to that Table) in the value of phantom stock units granted on March 5, 2006 (based on the decline in the price of our Common Stock during the period December 31, 2006 to December 31, 2007) and (b) reflects the decline (expressed as a negative in footnote (1) in that Table) in the value of phantom stock units granted on March 5, 2007 (based on the decline in the price of our Common Stock during the period March 5, 2007 to December 31, 2007). There can be no assurance that the amounts reported in the “Stock Awards” column of the “Summary Compensation Table For Fiscal Year 2007 and 2006” will be realized.

Special Bonuses

          In light of our record 2007 results, in March 2008 the Compensation Committee awarded to Mr. MacInnis and Mr. Guzzi cash bonuses of $360,000 and $100,000, respectively and 4,750 fully vested phantom stock units and 1,300 fully vested phantom stock units, respectively. These phantom stock units turn into cash on the same basis as if the phantom stock units had been awarded under our Annual Incentive Award program. Mr. MacInnis was also awarded 10,800 stock units vesting in three years which will entitle him to an equal number of shares of our Common Stock, which stock units vest on substantially the same terms and conditions as those granted under our LTIP. The cash portion of those special bonuses is included in the “Bonus” Column of the “Summary Compensation Table For Fiscal Year 2007 and 2006”. Because the awards of phantom stock units and stock units were made in March 2008 and in accordance with FAS 123R were not included as compensation expense in 2007, they are not reflected in the “Stock Awards” column of the “Summary Compensation Table For Fiscal Year 2007 and 2006” or included in the “Grant of Plan-Based Awards in Fiscal Year 2007” Table.

Long Term Incentive Plan

          Our Board adopted the LTIP in December 2005. Under the terms of the LTIP, for 2006 and 2007, we granted each named executive officer stock units in January 2006 and January 2007, respectively. These stock units represent the right to receive an equal number of shares of Common Stock, generally, on or about the third week in February 2009 and 2010, respectively, and vest in full in January 2009 and 2010, respectively, three years from their respective grant dates.

          A named executive officer must be employed by us generally until January 3, 2009 to receive shares in respect of his 2006 stock unit award and until January 2, 2010 to receive shares in respect of his 2007 stock unit award. Upon termination of employment before January 3, 2009, he will forfeit his 2006 stock unit award, and upon termination of employment before January 2, 2010 he will forfeit his 2007 stock unit award, unless he is terminated without cause (defined on page 28 under “Potential Post Employment Payments”—“Long Term Incentive Plan”), or he terminates his employment for good reason (defined on page 29 under “Potential Post Employment Payments”—“Long Term Incentive Plan”), or is disabled or dies or retires after December 14, 2008, provided he is at least age 65.

          As provided in the LTIP, we base the number of stock units that a named executive officer is to receive for a calendar year on a percentage of his annual base salary as of the immediately preceding December 31, divided by the closing price of a share of our Common Stock as of the first business day of the year in which we award the stock units. This percentage for each named executive officer is provided for in the LTIP (subject to change by the Compensation Committee) and is set out on page 12 in the Section entitled “Compensation Discussion and Analysis”.

          The stock awards reflected in the “Stock Awards” column of the “Summary Compensation Table for Fiscal Years 2007 and 2006” on page 17 include those awards made in January 2006 and in January 2007 under the LTIP. There can be no assurance that the amounts reported in the “Stock Awards” column of that Table will be realized. Annual LTIP stock unit awards are expensed over the three-year service period and, accordingly, the 2007 compensation expense attributable to LTIP stock awards reflected in the “Summary Compensation Table for Fiscal Years 2007 and 2006” include expense attributable to 2006 and 2007 LTIP awards. The stock awards reflected in the “All Other Stock Awards” column of the “Grant of Plan-Based Awards in Fiscal Year 2007” include those awards made in January 2007 under the LTIP.

          We provide for performance-based cash awards under the LTIP as authorized by and pursuant to the terms and conditions of our Key Executive Incentive Bonus Plan. In 2006 and in 2007 we granted each named executive officer a target performance-based cash award, or LTIP Cash Target Bonus. In 2006 we granted LTIP Cash Target Bonuses, based on our performance during a measurement period consisting of calendar years 2006 – 2007, as indicated in the Section entitled “Compensation Discussion and Analysis – Long Term Incentive Plan” on pages 12 and 13. The financial targets for the measurement period were exceeded, entitling each named executive officer to an award of twice his LTIP Cash Target Bonus for this period. The amounts paid in respect of these target performance-based cash awards are included for 2007 in the “Summary Compensation Table For Fiscal Year 2007 and 2006” under the “Non-Equity Incentive Plan Compensation” column. The target performance-based cash awards granted in 2007 are reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the above “Grants of Plans-Based Awards in Fiscal Year 2007” Table on page 19. We will base the payment of these awards (next to which the footnote (2) appears) on the achievement of the predetermined earnings per share objectives for the measurement period consisting of calendar years 2007, 2008 and 2009. We will pay to each named executive officer the target performance-based cash award for this period set opposite his respective name in that Table if we achieve aggregate earnings per share of $4.57 for the measurement period. If, for this period, we achieve aggregate earnings per share of $2.29, each named executive officer will be entitled to the threshold performance-based cash award amount set opposite his respective name in that Table. If, for this period, we achieve aggregate earnings per share of $5.50, each named executive officer will be entitled to the maximum performance-based cash award amount set opposite his respective name in that Table. For aggregate earnings per share falling between $2.29 and $4.57, and between $4.57 and $5.48 for the measurement period, the cash award is interpolated from 51% to 99% of the target performance-based cash award and from 101% to 199% of the target performance-based cash award, respectively.

          If a named executive officer is not employed during the entire measurement period, he will not be entitled to any performance-based cash award for the measurement period, unless he has been terminated without cause, he terminates his employment for good reason, dies, is disabled or retires on or after December 14, 2008, provided he is at least age 65. If during the measurement period he is terminated without cause, terminates for good reason, dies, is disabled or retires on or after December 14, 2008, provided he is at least age 65, then for each measurement period, he will be entitled to all or a portion of the awards under the LTIP as described under the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan,” beginning on page 27, where the terms “cause”, “good reason” and “disability” are also defined.

2005 Option Grants

          In accordance with FAS 123R, we have, among other things, recognized as compensation expense for financial reporting purposes in each of 2006 and 2007 for each named executive officer a portion of the stock option expense incurred in connection with the grant to him in 2005 of stock options and, in addition, in each of 2006 and 2007 for Mr. Guzzi a portion of the stock option expense incurred in connection with the grant to him in 2004 of stock options. Accordingly, we have included these amounts under the “Options Awards” column of the “Summary Compensation Table For Fiscal Years 2007 and 2006” on page 17. There can be no assurance that the amounts reported in this column will be realized.

          The following Table sets forth certain information with respect to unexercised options and unvested outstanding equity awards held by the named executive officers at the end of 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards

Name (A)	Number of Securities Underlying Unexercised Options (#) Exercisable (B)		Number of Securities Underlying Unexercised Options (#) Unexercisable (C)	Option Exercise Price ($) (E)	Option Expiration Date (F)	Number of Shares or Units of Stock That Have Not Vested (#) (G)		Market Value of Shares or Units of Stock That Have Not Vested ($) (H)

Frank T. MacInnis						82,644(e	)	$1,952,878
						40,592(f	)	$959,189
	100,000(a	)	—	$4.048	1/03/09
	100,000(a	)	—	$4.39	1/02/10
	100,000(a	)	—	$6.36	1/01/11
	202,400(b	)	—	$10.425	12/13/11
	227,200(c	)	—	$11.588	1/01/12
	221,772(c	)	—	$13.683	1/01/13
	296,516(d	)	—	$10.958	1/01/14
	245,334(d	)	122,666	$11.270	1/02/15
Anthony J. Guzzi						45,536(e	)	$1,076,016
						23,994(f	)	$566,978
	106,000(d	)	—	$9.67	10/24/14
	134,667(d	)	67,333	$11.270	1/03/15
Sheldon I. Cammaker						30,568(e	)	$722,322
						14,830(f	)	$350,433
	103,600(b	)	—	$10.425	12/13/11
	70,000(c	)	—	$11.588	1/01/12
	68,196(c	)	—	$13.683	1/01/13
	91,180(d	)	—	$10.958	1/01/14
	89,867(d	)	44,933	$11.270	1/02/15
Mark A. Pompa						23,892(e	)	$564,568
						12,496(f	)	$295,280
	20,000(a	)	—	$6.36	1/01/11
	66,000(b	)	—	$10.425	12/13/11
	44,400(c	)	—	$11.588	1/01/12
	43,244(d	)	—	$13.683	1/01/13
	63,164(d	)	—	$10.958	1/01/14
	67,467(d	)	33,733	$11.270	1/02/15
R. Kevin Matz						24,596(e	)	$581,203
						11,996(f	)	$283,465
	20,000(a	)	—	$4.048	1/03/09
	20,000(a	)	—	$4.39	1/02/10
	20,000(a	)	—	$6.36	1/01/11
	76,000(b	)	—	$10.425	12/13/11
	51,200(c	)	—	$11.588	1/01/12
	49,900(c	)	—	$13.683	1/01/13
	71,880(d	)	—	$10.958	1/01/14
	72,800(d	)	36,400	$11.270	1/02/15

(a)

Options granted 1/04/99, 1/03/2000, 1/02/2001 vested and became exercisable in full on the first anniversary of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(b)	Options granted 12/14/2001 vested and became exercisable in full on their grant date and expire 12/13/2011.

(c)

Options granted 1/02/2002, 1/02/2003, 1/02/2004, vested and became exercisable 25% on their respective grant date and 25% on each of the succeeding three anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(d)

Options granted 10/24/2004 and 1/03/2005 vested and became exercisable 33-1/3% on each of the first, second and third anniversaries of their respective grant dates and expire on the respective dates shown in column (F) which is the day before the tenth anniversary of their respective grant dates.

(e)	Represents LTIP stock units awarded in January 2006; these units vest on January 3, 2009.

(f)	Represents LTIP stock units awarded in January 2007; these units vest on January 2, 2010.

          In the event a named executive officer who is a holder of any of the options set out in the “Outstanding Equity Awards at 2007 Fiscal Year End” Table on page 23 is terminated by us without cause or terminates his employment for good reason or in the event we experience a change of control, the options reported in that Table remain exercisable for the balance of their term except in the case of the options expiring 10/23/2014 and 1/02/2015. In the case of those options, following termination of the named executive officer’s employment by us without cause or by him for good reason, the options are exercisable only for two years following such termination of employment. If the named executive officer’s employment terminates because of his retirement after age 65, death or disability, his options become exercisable for a period of three months following termination of employment in the case of retirement or disability and six months in the case of his death. If his employment is terminated by us for cause or he terminates his employment without good reason, only his vested options may be exercised and then only for a period of three months from his termination date. The terms “cause” and “good reason” are defined in the option agreements substantially as they are defined in the Severance Agreements discussed on this page under the Section entitled “Potential Post Employment Payments”—“ Severance Agreements”.

          Unvested stock units reported in the “Outstanding Equity Awards at 2007 Fiscal Year End” Table on page 23 were awarded in 2006 and 2007 under our LTIP. Those awarded in 2006 are to vest in full in January 2009 and those awarded in 2007 are to vest in full in January 2010. However, if we experience a change of control prior to the scheduled vesting date, they will vest in full at that time and shares of our Common Stock in respect of them will be issued. If the employment of a named executive officer is terminated by us without cause or by him for good reason, his stock units will vest in full at such time and the shares of our Common Stock to be issued in respect of his stock units will then be issued unless he is one of the fifty highest paid employees of us or our subsidiaries, in which case the shares will be issued six months after his termination. If employment of the named executive officer is terminated by us for cause or he terminates his employment without good reason, before his stock units vest, he will forfeit the stock units. The terms “cause” and “good reason” insofar as they pertain to the stock units, are defined beginning on page 28 in the Section entitled “Potential Post Employment Payments”—“Long Term Incentive Plan”.

          The following Table sets forth with respect to each named executive officer certain information with respect to options exercised by him and his stock awards that vested during fiscal year 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

Frank T. MacInnis	900,000	$24,578,199	—	—
Anthony J. Guzzi	14,000	$316,360	—	—
Sheldon I. Cammaker	40,000	$1,032,000	—	—
Mark A. Pompa	30,000	$842,050	—	—
R. Kevin Matz	—	—	—	—

POTENTIAL POST EMPLOYMENT PAYMENTS

Severance Agreements

          Each of our named executive officers, Messrs. MacInnis, Guzzi, Cammaker, Pompa and Matz, is a party to a severance agreement with us, which we refer to as the “Severance Agreements”. The Severance Agreements each provide for specified benefits under certain circumstances should the executive officer’s employment with us terminate.

Termination by us without Cause or Termination by the Named Executive Officer for Good Reason

          The Severance Agreements each provide that if the named executive officer’s employment is terminated by us without cause (summarized below) or if he terminates his employment for good reason (summarized below), we will pay the named executive officer an amount equal to twice his base salary in effect immediately prior to his termination. We will pay this amount in eight equal quarterly installments. In addition, we will pay the named executive officer all unpaid amounts for his annual incentive award for any calendar year ended before the date of termination. We will also pay the named executive officer an amount equal to his prorated targeted annual incentive award for the year in which his termination takes place. We will calculate this amount by multiplying his targeted annual incentive award by a fraction, the numerator of which is the number of days in the calendar year in which the termination occurs that he was employed by us and the denominator of which is 365.

          We will also provide, at our expense, coverage for the named executive officer (and, to the extent applicable, his eligible dependents) under our medical, dental and hospitalization insurance plans for a period of 18 months from the date of termination. In addition, we will provide, at our expense, coverage under our group life and accidental death and dismemberment insurance plans for a period of 12 months from the date of termination. However, if a successor employer of the named executive officer provides comparable coverage, we will stop providing coverage.

          No amounts are payable under a Severance Agreement if a named executive officer’s employment is terminated for cause or without good reason. In addition, no severance benefits are payable under a Severance Agreement if benefits are payable under a named executive officer’s Change of Control Agreement referred to on page 30.

Definition of Cause and Good Reason

          “Cause” is defined in each named executive officer’s Severance Agreement as:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to us;

•

the named executive officer committing a material and continuing breach of the terms of his Severance Agreement if the breach is not cured within 60 days after we provide the named executive officer with written notice of any such breach; or

•	the named executive officer’s conviction of a felony.

          For purposes of this definition, no act, or failure to act, on the named executive officer’s part is deemed “willful” unless done, or omitted to be done, by him in bad faith. In addition, cause will only exist if there was no reasonable belief that the named executive officer’s act, or failure to act, was in our best interest and the best interest of our subsidiaries.

          “Good reason” is defined in each named executive officer’s Severance Agreement as:

•	our reducing the named executive officer’s then annual base salary, except in connection with a similar reduction in salary that applies to all our senior executives;

•	our or one of our subsidiaries failing to pay to the named executive officer any portion of his current compensation that is already earned and due;

•

our failure to obtain the assumption (either specifically or by operation of law) of the named executive officer’s Severance Agreement by any successor to, or assign of, us or any person acquiring substantially all of our assets; or

•	the termination of a specified Indemnity Agreement in effect between the named executive officer and us.

Payments in the Event of Permanent Disability

          Each named executive officer’s Severance Agreement also provides that, in the event of his permanent disability (summarized below), we will provide the same insurance benefits described above in the case of termination of his employment by us without cause or by him for good reason.

          In the event of permanent disability, we will pay the named executive officer a lump sum payment equal to:

•

all unpaid amounts in respect of any annual incentive award for any calendar year ending before the calendar year in which such termination occurs, which would have been payable had the named executive officer remained employed by us until the date such annual incentive award would otherwise have been paid; plus

•	a prorated amount of his targeted annual incentive award for the year in which his employment terminates.

          “Permanent disability” exists if the named executive officer has been absent from his duties on a full-time basis for a period of six consecutive months as a result of his incapacity due to physical or mental illness.

Payments in the Event of Death

          Each Severance Agreement also provides for payment upon the named executive officer’s death to his estate or his designated beneficiaries of a lump sum equal to:

•

three months of his base salary and any unpaid annual incentive award as of the date of his death for any calendar year ending before the year in which his death occurs, which would have been payable had he remained employed by us until the date such annual incentive award would otherwise have been paid; plus

•	a prorated amount of his targeted annual incentive award for the year in which his death occurs.

Non-Competition Restriction

          Each named executive officer’s Severance Agreement also provides that for two years following termination of his employment, he will not directly or indirectly, own, manage, operate, conduct, control or participate, as a director, officer, employee, consultant, partner, or equity owner or otherwise, in the ownership, management, operation, conduct or control or accept employment with or be connected in any manner with any business that is in competition with us or any of our subsidiaries. This restriction does not apply to ownership of 2% or less of the debt or equity securities of corporations listed on a registered securities exchange. The restriction applies in any state in the United States where we or any of our subsidiaries conduct business.

          However, the named executive officer will not be deemed to be so involved with a competing business if:

•

no more than 20% of its consolidated revenues (based on its most recently completed fiscal year) is attributable to one or more business activities, which we refer to as “Incidental Competitive Activities”, that are in competition with us or one of our subsidiaries; and

•	the named executive officer is not engaged directly or indirectly in such Incidental Competitive Activity.

          The named executive officer will be released from his non-competition obligation if he waives his right to receive his severance benefits.

Non-Solicitation Restriction

          For a year following the termination of his employment, each named executive officer also has agreed in his Severance Agreement that he will not on his own or anyone else’s behalf:

•

solicit, encourage, or participate in soliciting or encouraging any customer or supplier of us or of any of our subsidiaries, or any other person or entity, to terminate or adversely alter such person’s or entity’s customer, supplier, or other relationship with us or any of our subsidiaries; or

•

hire any person who at the time of offer of employment or within six months prior to such offer was an employee of us or any of our subsidiaries or encourage or participate in soliciting or encouraging any employee of us or one of our subsidiaries to terminate (or otherwise adversely alter) his employment relationship.

Incentive Plan For Senior Executive Officers

          Pursuant to the terms of our Incentive Plan for Senior Executive Officers, which became effective beginning in 2005, 20% of each named executive officer’s annual incentive award has been payable in fully-vested phantom stock units, with each unit representing one share of our Common Stock. Each named executive officer is entitled to a number of phantom stock units which is determined by dividing 20% of his annual incentive award by the fair market value of a share of our Common Stock on March 5 of the year following the year in respect of which the annual incentive award is made and multiplying the result by 125%.

          Generally, upon termination of the named executive officer’s employment for any reason or if we experience a change of control, we will pay the named executive officer a lump sum amount equal to the number of his phantom stock units multiplied by the fair market value of a share of our Common Stock on the date of the termination of his employment or the date immediately before we experience a change of control. However, if the named executive officer is one of the fifty highest paid employees of us and our subsidiaries, any payment to him, required as a result of a termination of employment, and the date to be used to value a share of our Common Stock to compute the amount of his payment, would be deferred for six months to avoid any excise tax under Section 409A of the Code. “Change of control” has the same meaning as “change of control” described under “Change of Control Agreements” on page 30.

Executive Stock Bonus Plan

          The Executive Stock Bonus Plan provides that on termination of the named executive officer’s employment for any reason or immediately before we experience a change of control, the named executive officer is to receive a number of shares of our Common Stock equal to the number of his restricted stock units granted under our Executive Stock Bonus Plan. However, if the named executive officer is one of the fifty highest paid employees of us and our subsidiaries, the issuance of the shares as a result of termination of his employment would be deferred for six months to avoid any excise tax under Section 409A of the Code. The Company ceased granting awards under the Executive Stock Bonus Plan after March 2005.

          Mr. Guzzi did not participate in the Executive Stock Bonus Plan.

          “Change of control” has the same meaning as “change of control” described under “Change of Control Agreements”.

Long Term Incentive Plan

          Under our LTIP, which became effective commencing with 2006, we award each named executive officer annually a number of stock units in respect of which, at a future date, we will issue an equal number of shares of our Common Stock. (The LTIP is more fully described beginning on page 11 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” beginning on page 21 following the “Grants of Plan-Based Awards in Fiscal Year 2007” Table.) In addition, under the LTIP each named executive officer is also entitled to a performance-based cash award (which we refer to below as a LTIP Cash Target Bonus) if we achieve a pre-determined earnings per share objective, generally, for a three year measurement period. However, the first earnings per share objective was set in February 2006 for a two year measurement period consisting of 2006 and 2007.

LTIP Stock Units

          A number of shares of our Common Stock equal to the named executive officer’s LTIP stock units are to be promptly issued to him if:

•

we experience a change of control (which we define below) (provided that the Compensation Committee does not reasonably determine that the change of control is not an event described in Section 409A(a)(2)(A)(v) of the Internal Revenue Code);

•	we terminate the named executive officer’s employment without cause (which we define below);

•	the named executive officer terminates his employment for good reason (which we define below);

•	the named executive officer retires on or after December 14, 2008, provided he has reached age 65;

•	the named executive officer becomes disabled and his employment terminates as a result; or

•	the named executive officer dies while employed by the Company.

          The issuance of the shares of our Common Stock will occur as of the date of the change of control or such termination of employment. However, in the case of termination of employment, that distribution will be delayed for six months following the named executive officer’s termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we terminate the named executive officer’s employment for cause or the named executive officer resigns without good reason, then he will forfeit his LTIP stock units.

Performance-Based Cash Target Bonus

          In addition, if, during one or more measurement periods, a named executive officer’s employment is terminated, under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then he also will be entitled to a prorated amount of his LTIP Cash Target Bonus for each measurement period during which the termination occurred. This amount is equal to his LTIP Cash Target Bonus for such measurement period multiplied by a fraction, the numerator of which is the number of full and partial months that have elapsed during measurement period as of his termination date, and the denominator of which is the total number of months making up the measurement period. LTIP Cash Target Bonuses are more fully described beginning on page 11 in the Section entitled “Compensation Discussion and Analysis” and under the heading “Long Term Incentive Plan” beginning on page 21 following the “Grants of Plan-Based Awards in Fiscal Year 2007” Table.

          We will make this payment at such time as the payment would have been made had there been no termination of employment. However, the payment will be delayed for six months following termination of employment if necessary to avoid any excise tax under Section 409A of the Code. If we or the named executive officer had terminated his employment as of December 31, 2007 under circumstances described above entitling him to receive shares of our Common Stock in respect of his LTIP stock units, then the named executive officers would have been entitled to payments in respect of Cash Target Bonuses under the LTIP for the 2006 and 2007 measurement period, for the 2006, 2007, and 2008 measurement period, and for the 2007, 2008, and 2009 measurement period.

          In addition, if during one or more measurement periods there is a change of control, then promptly thereafter we will pay each named executive officer his Cash Target Bonus under the LTIP for each measurement period. The Cash Target Bonus under the LTIP will be paid as if the Company had achieved 100% of its aggregate earnings per share objective for such measurement period. If there had been a change of control as of December 31, 2007, the named executive officers would have been entitled to payments in respect of Cash Target Bonuses under the LTIP for the 2006 and 2007 measurement period, for the 2006, 2007, and 2008 measurement period, and for the 2007, 2008, and 2009 measurement period.

          If, as of December 31, 2007, we had terminated the named executive officer’s employment with cause or the named executive officer had resigned without good reason, then he would not have been entitled to any Cash Target Bonuses under the LTIP for any measurement period.

Definition of Cause, Good Reason, Change of Control and Disability

          For purposes of the LTIP, “cause,” generally, means:

•	the named executive officer committing an action involving willful malfeasance in connection with his employment which results in material harm to the Company;

•	the named executive officer’s conviction of a felony; or

•	the named executive officer’s substantial and repeated failure to perform duties as directed by our Chief Executive Officer or, in the case of our Chief Executive Officer, our Board.

“Good reason”, generally, means:

•	a reduction in the named executive officer’s then base salary (except in connection with a reduction generally applicable to all our senior executives); or

•	the failure to pay any portion of the named executive officer’s compensation that is earned and due.

         “Change of control” and “disability” have the same meanings as described under “Severance Agreements” above.

Severance Benefits Table

          The following Table sets forth for each named executive officer (a) cash payments and the value of benefits continuation under the Severance Agreements to which he would have been entitled if his employment had been terminated on December 31, 2007 by the Company without cause or by him for good reason and (b) the value of his (i) phantom stock units outstanding under our annual incentive program that would have been paid, (ii) shares that would have been issued pursuant to restricted stock units under our Executive Stock Bonus Plan, and (iii) shares that would have been issued pursuant to stock units outstanding under our LTIP, upon such termination, and (iv) pro-rata Cash Target Bonuses under our LTIP that would have been paid following such termination. It also sets forth for each named executive officer the value of the acceleration of the vesting of his unvested options upon such termination on December 31, 2007. The value of the phantom stock units, restricted stock units and LTIP stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of our Common Stock on December 31, 2007, and the value of the option acceleration has been calculated by multiplying the number of unvested options by such price. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer for an 18 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 12 months.

	Cash Payment under Severance Agreement	Cash Payment in Respect of Vested Phantom Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of LTIP Stock Units(1)	Cash Equivalent of Shares Issuable in Respect of Vested Restricted Stock Units Under Executive Stock Bonus Plan(1)	Cash Payment in Respect of Pro-rata portion of LTIP Cash Target Bonuses	Cash Equivalent of Option Acceleration(2)	Benefits Continuation	Total

Frank T. MacInnis
Termination Without Cause or
For Good Reason	$2,700,000	$818,260	$2,912,067	$504,642	$1,478,750	$1,516,152	$50,927	$9,980,798
Termination by Reason of Death	$1,125,000	$818,260	$2,912,067	$504,642	$1,478,750	$1,516,152	—	$8,354,871
Termination by Reason of Disability	$900,000	$818,260	$2,912,067	$504,642	$1,478,750	$1,516,152	$50,927	$8,180,798
Anthony J. Guzzi
Termination Without Cause or
For Good Reason	$1,860,000	$534,558	$1,642,994	—	$825,000	$832,236	$32,230	$5,727,018
Termination by Reason of Death	$775,000	$534,558	$1,642,994	—	$825,000	$832,236	—	$4,609,788
Termination by Reason of Disability	$620,000	$534,558	$1,642,994	—	$825,000	$832,236	$32,230	$4,487,018
Sheldon I. Cammaker
Termination Without Cause or
For Good Reason	$1,380,000	$421,512	$1,072,755	$226,902	$545,833	$555,372	$30,068	$4,232,442
Termination by Reason of Death	$575,000	$421,512	$1,072,755	$226,902	$545,833	$555,372	—	$3,397,374
Termination by Reason of Disability	$460,000	$421,512	$1,072,755	$226,902	$545,833	$555,372	$30,068	$3,312,442
Mark A. Pompa
Termination Without Cause or
For Good Reason	$1,230,000	$340,560	$859,848	$203,502	$432,292	$416,940	$30,084	$3,513,226
Termination by Reason of Death	$512,500	$340,560	$859,848	$203,502	$432,292	$416,940	—	$2,765,642
Termination by Reason of Disability	$410,000	$340,560	$859,848	$203,502	$432,292	$416,940	$30,084	$2,693,226
R. Kevin Matz
Termination Without Cause or
For Good Reason	$1,125,000	$339,941	$864,669	$220,893	$439,583	$449,904	$28,452	$3,468,442
Termination by Reason of Death	$468,750	$339,941	$864,669	$220,893	$439,583	$449,904	—	$2,783,740
Termination by Reason of Disability	$375,000	$339,941	$864,669	$220,893	$439,583	$449,904	$28,452	$2,718,442

(1)	Represents the closing price of a share of our Common Stock on December 31, 2007 times the number of units.

(2)

Represents the difference between the closing price of a share of our Common Stock on December 31, 2007 and the exercise price of options times the number of unvested options that would accelerate as a result of termination.

Change of Control Agreements

          Each named executive officer is also a party to a Change of Control Agreement with us, which we refer to as the “Change of Control Agreements”. The purpose of the Change of Control Agreements is to retain the services of the named executive officers during a period of change of control so that they can focus on our business, making decisions which are in our best interests and the best interests of our stockholders, even if such decisions lead to their departure, and so that we may retain these individuals during that period and the transition to new ownership.

          Generally, no benefits are provided under the Change of Control Agreements for any type of termination before a change of control, for termination after a change of control due to death or disability, for termination for cause, or for voluntary termination (other than for good reason). The terms “change of control”, “cause” and “good reason” are defined below.

          Each named executive officer’s Change of Control Agreement generally provides for a severance benefit if we terminate his employment without cause or he terminates his employment for good reason within two years following a Change of Control. This severance benefit is equal to the sum of three times:

•	his annual base salary at the time of the change of control;

•	the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years before the change of control; and

•	the value of perquisites provided in respect of the year prior to the change of control.

          In addition, under the Change of Control Agreements, with respect to the year in which the change of control occurs, each named executive officer also is entitled to a pro rata amount of the higher of (a) his annual incentive award for the year prior to the change of control or (b) the average of his annual incentive awards for the three years prior to the change of control.

          Other severance benefits include outplacement assistance and a continuation of insurance benefits for three years. Each named executive officer also agreed that he would retain in confidence all our confidential information.

          If the severance benefits provided for under the Change of Control Agreements are paid to the named executive officers, and/or if, in connection with a change of control, other payments or distributions are made by us to, or for the benefit of, the named executive officers, or other benefits are conferred upon them, pursuant to the terms of any other agreement, policy, plan or program, they might constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), on which an excise tax would be due. In that case, under the Change of Control Agreements, the named executive officers would also be entitled to such additional payments as may be necessary to ensure that the net after-tax benefit of all such amounts shall be equal to their respective net after-tax benefits as if no excise tax had been imposed.

Definition of Change of Control, Cause and Good Reason

          For purposes of the Change of Control Agreements, a “change of control” means, in general, the occurrence of:

•	a person or group of persons acquiring 25% or more of our voting securities;

•

our Stockholders approving a merger, business combination or sale of our assets, with the holders of our Common Stock prior to such transaction owning less than 65% of the voting securities of the resulting corporation; or

•

our Incumbent Directors failing to constitute at least a majority of our Board during any two year period. An “Incumbent Director” is defined, generally, as a director or one who is a director immediately before the beginning of the two year period.

“Cause” is defined as:

•	the named executive officer’s willful and continued failure to perform substantially his duties for us (other than by reason of physical or mental illness); or

•	his conviction of, or plea of guilty or nolo contendere to, a felony; or

•	his willful engagement in gross misconduct which is materially and demonstratably injurious to us.

“Good Reason” is defined as occurring if:

•	the named executive officer’s annual base salary is reduced;

•

his annual incentive award is reduced below the higher of (a) the annual incentive award paid or payable to him in respect of the year before the change of control or (b) the average of his annual incentive awards paid or payable to him in respect of the three years prior to the Change of Control;

•	his duties and responsibilities are materially and adversely reduced;

•	the program of incentive compensation and retirement and insurance benefits offered to him are materially and adversely reduced;

•	he is required to relocate more than 50 miles from his primary work location before the change of control; or

•	the Change of Control Agreement is not assumed by a successor to the Company.

Change of Control Benefits Table

          The following Table sets forth for each named executive officer (a) cash payments and the value of benefits continuation under the Change of Control Agreements to which he would have been entitled upon a change of control and termination of his employment on December 31, 2007 by the Company without cause or by him for good reason and (b) the value of his (i) phantom stock units outstanding under our annual incentive program that would have been paid, (ii) shares that would have been issued pursuant to restricted stock units under our Executive Stock Bonus Plan, (iii) shares that would have been issued pursuant to stock units outstanding under our LTIP, and (iv) Cash Target Bonuses under our LTIP that would have been paid, upon a change of control on December 31, 2007. It also sets forth for each named executive officer the value of the acceleration of the vesting of his unvested options upon change of control on December 31, 2007. In addition, it sets forth for each named officer the amount that would have been paid to him under his Change of Control Agreement to compensate him for the excise tax payable on the compensation received as a result of a change in control and such additional amounts as may be necessary to ensure that his net after tax benefits of the amounts payable to him under the Change of Control Agreement and other benefits are equal to the net after tax benefits as if no excise tax had been imposed. The value of the phantom stock units, restricted stock units and LTIP stock units has been calculated by multiplying the number of such units by the closing price on the New York Stock Exchange of our Common Stock on December 31, 2007, and the value of the option acceleration has been calculated by multiplying the number of unvested options by such price. The value of benefits continuation is based on the Company’s estimate of the cost of providing (a) healthcare coverage for the named executive officer for a 36 month period under his current plan option and coverage level and (b) life insurance and accidental death and dismemberment insurance equivalent to his current group coverage for 36 months. The value of outplacement is based on the Company’s estimate of the current cost of obtaining outplacement services for the named executive officer.

	Cash Payment Under Change of Control Agreement	Cash Payment in Respect of Vested Phantom Stock Units	Cash Equivalent of Shares Issuable in Respect of Vested Restricted Stock Units Under Executive Stock Bonus Plan(1)	Cash Equivalent of Shares Issuable in Respect of Accelerated Vesting of LTIP Stock Units(1)	Cash Payment in Respect of Acceleration of LTIP Cash Target Bonuses	Cash Equivalent of Option Acceleration (2)	Benefits Continuation	Out- Placement	Compensation for Additional Taxation	Total

Frank T. MacInnis	$9,906,537	$818,260	$504,642	$2,912,067	$2,231,250	$1,516,152	$129,171	$75,000	$4,982,603	$23,075,682
Anthony J. Guzzi	$7,011,993	$534,558	—	$1,642,994	$1,260,000	$832,236	$73,080	$75,000	$3,629,614	$15,059,475
Sheldon I. Cammaker	$5,203,514	$421,512	$226,902	$1,072,755	$821,875	$555,372	$82,874	$75,000	$2,547,516	$11,007,320
Mark A. Pompa	$4,409,451	$340,650	$203,502	$859,848	$659,375	$416,940	$66,643	$75,000	$2,314,185	$9,345,594
R. Kevin Matz	$4,183,344	$339,941	$220,893	$864,669	$662,500	$449,904	$62,766	$75,000	$2,044,435	$8,903,452

(1)	Represents the closing price of a share of our Common Stock on December 31, 2007 times the number of units.

(2)

Represents the difference between the closing price of a share of our Common Stock on December 31, 2007 and the exercise price of options times the number of unvested options that would accelerate upon a Change of Control.

DIRECTOR COMPENSATION

          The following Table sets forth certain information with respect to the compensation of our non-employee directors for fiscal year 2007. Mr. MacInnis, our Chairman of the Board and our Chief Executive Officer, receives no additional compensation for serving on the Board.

Director Compensation for Fiscal Year 2007

Name	Fees Earned or Paid In Cash ($) (a)		Stock Awards ($) (f)	Option Awards ($) (f)	All Other Compensation ($) (g)	Total ($)

Stephen W. Bershad	$70,000	(b)	None	$323,836	$1,045	$394,881
David A.B. Brown	$70,000	(c)	None	$323,836	$1,045	$394,881
Larry J. Bump	$65,000	(d)	None	$323,836	$1,054	$389,890
Albert Fried, Jr.	$60,000		None	$323,836	$1,089	$384,925
Richard F. Hamm, Jr.	$70,000	(e)	$48,000	$267,775	$904	$386,679
Jerry E. Ryan	None		None	$90,679	None	$90,679
Michael T. Yonker	$60,000		$48,000	$267,775	$904	$376,679

(a)

Each non-employee director (other than Mr. Ryan) received in 2007 an annual retainer of $60,000 in cash and $40,000 in equity as discussed in footnote (f) below; inasmuch as Mr. Ryan became a member of the Board on December 13, 2007 he did not receive any portion of the 2007 retainer. However, upon his election to the Board on December 13, 2007, Mr. Ryan was granted an eight-year option to purchase 10,000 shares of our Common Stock with an exercise price of $25.40 per share, the closing price of a share of our Common Stock on the New York Stock Exchange on that date.

(b)

For serving as a member of the Audit Committee, Mr. Bershad receives an additional annual fee of $5,000 and for serving as Chairman of the Compensation Committee he receives an additional annual fee of $5,000.

(c)	For serving as Chairman of the Audit Committee, Mr. Brown receives an additional annual fee of $10,000.

(d)	For serving as a member of the Audit Committee, Mr. Bump receives an additional annual fee of $5,000.

(e)

For serving as a member of the Audit Committee, Mr. Hamm receives an additional annual fee of $5,000, and for serving as Chairman of the Corporate Governance Committee, he receives an additional annual fee of $5,000.

(f)

The stock awards and stock option awards represent compensation expense for 2007 recognized for financial reporting in accordance with FAS 123R, ignoring forfeiture assumptions. See Note J to our financial statements for the year ended December 31, 2007 included in our Form 10-K for that year for the assumptions we made in the computation of the value of these stock option awards. Messrs. Hamm and Yonker each received one stock award and one stock option award in 2007, and the amounts reported for them under the “Stock Awards” column and the “Option Awards” column of this Table represent the full grant date fair value of such awards. Messrs. Bershad, Brown Bump, and Fried each received two option awards in 2007, one with a full grant date fair value of $56,061 and the other with a full grant date fair value of $267,775, Mr. Ryan received one option award in 2007, with a full grant date fair value or $90,679.

(g)

Represents the amounts reimbursed for taxes on premiums paid by us for directors’ excess liability insurance. Values of 2007 perquisites are not shown because the aggregate amount for each non-employee director did not exceed $10,000.

(h)

As of December 31, 2007 each of the above-named directors held outstanding options granted to him by us to acquire the following number of shares: Stephen W. Bershad, 225,382 shares; David A.B. Brown, 189,382 shares; Larry J. Bump, 87,574 shares; Albert Fried, Jr., 213,382 shares; Richard F. Hamm, Jr., 80,000 shares; Jerry E. Ryan, 10,000 shares; and Michael T.Yonker, 158,268 shares. In addition, as of that date Messrs. Hamm and Yonker each held an award for 852 shares of our Common Stock that vested in January 2008, pursuant to stock awards in respect of their 2007 annual retainer.

          As indicated in Note (a) to the above Table, for 2007, the annual retainer for each non-employee director was $100,000. Of this amount, $60,000 was payable in cash and $40,000 was payable in options under our 1997 Non-Employee Directors’ Non-Qualified Stock Option Plan, which we refer to as the “1997 Directors’ Option Plan”, or in shares of our Common Stock under our 2005 Stock Plan for Directors, as each director chose with respect to the calendar year 2007. In addition, for 2007 the Chairman of the Audit Committee received an annual fee of $10,000 and each other member of the Audit Committee received an annual fee of $5,000. An annual fee of $5,000 was also paid to the Chairman of the Compensation Committee and the Chairman of the Corporate Governance Committee.

          For 2007, two directors elected to receive shares under our 2005 Stock Plan for Directors. As adjusted for our 2-for-1 stock split in July 9, 2007, which we refer to as the “split”, each of these directors was awarded on January 3, 2007 1,705 shares of our Common Stock, of which 853 were delivered on the first business day in January 2007 and 852 were delivered on the first business day in January 2008. In addition, four directors chose for 2007 to receive options under the 1997 Directors’ Option Plan. As adjusted for the split, each of these directors was awarded on January 3, 2007 an option with a five year term to purchase 6,406 shares at a per share option price of $28.13 per share, the fair market value of a share of Common Stock on the first business day of January 2007. One-quarter of the option became exercisable on the grant date and one-quarter on the first day of each of the three succeeding calendar quarters.

          In addition, each non-employee director was granted on June 20, 2007 an option under the 2007 Incentive Plan to purchase 20,000 shares of our Common Stock (as adjusted for the split) upon his re-election to the Board at our annual meeting of stockholders with an option exercise price of $36.04 (as adjusted for the split) equal to the fair market value of a share of our Common Stock on the grant date based on the closing price of our Common Stock on the New York Stock Exchange. The option became exercisable commencing with the grant date and may be exercised during an eight year term at any time or from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          During 2007, the Compensation Committee was responsible for matters concerning executive compensation.

          Messrs. Bershad, Bump, Fried and Yonker served as members of the Compensation Committee during 2007.

          No member of the Compensation Committee:

•	was at any time during 2007 an officer or employee of us or any of our subsidiaries;

•	was formerly an officer of us or any of our subsidiaries; or

•	has or had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K of the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT

          The following is the report of the Compensation Committee for the fiscal year ended December 31, 2007.

          We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with EMCOR’s management.

          Based on the review and discussions referred to in the immediately preceding paragraph, we recommended to EMCOR’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into the Company’s Form 10-K for the year ended December 31, 2007.

By: Compensation and Personnel Committee

Stephen W. Bershad, Chairman Larry J. Bump Albert Fried, Jr. Michael T. Yonker

AUDIT COMMITTEE REPORT

          The following is the report of the Audit Committee with respect to the audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s annual report on Form 10-K for that year.

          We have reviewed and discussed such audited financial statements with management and the Company’s independent auditors, Ernst & Young LLP.

          We have discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

          We have received the written disclosures and letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, which we refer to as the “Independence Discussions with Audit Committees”, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with Ernst & Young LLP that firm’s independence from EMCOR. The Audit Committee has also concluded that the provision to EMCOR Group, Inc. by Ernst & Young LLP of audit and non-audit services, as described under the Table of “Fees” in the Section entitled “Ratification of Appointment of Independent Auditors” of its Proxy Statement for its Annual Meeting of Stockholders to be held June 18, 2008, is compatible with the independence of Ernst & Young LLP.

          Based on the review and discussions referred to above in this report, we recommended to Board of EMCOR Group, Inc. that the audited financial statements be included in its annual report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

By:	Audit Committee

David A. B. Brown, Chairman
Stephen W. Bershad
Larry J. Bump
Richard F. Hamm, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following Table sets forth as of April 22, 2008 certain information regarding beneficial ownership of our Common Stock by each person or group known by us to be a beneficial owner of more than five percent of the outstanding shares of our Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Owned

The Bank of New York Mellon Corporation and affiliates	3,897,972 (1)	5.7%
One Wall Street
New York, New York 10286

Freiss Associates LLC	3,312,000 (2)	5.0%
115 E. Snow King
Jackson, Wyoming 83001

(1)

Based on a Schedule 13G Information Statement filed by The Bank of New York Mellon Corporation and affiliates, which we refer to as “Mellon”. The Schedule 13G discloses that Mellon has sole voting power of 3,689,697 of such shares, shared power of 27,532 of such shares, sole disposition power of 3,868,640 of such shares, and shared disposition power of 29,332 of such shares. It also states that all of such shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities.

(2)	Based on a Schedule 13G Information Statement filed by Freiss Associates LLC.

SECURITY OWNERSHIP OF MANAGEMENT

          The following Table sets forth as of April 22, 2008, certain information regarding the beneficial ownership of our Common Stock by each of our directors, our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers, and all our directors and executive officers as a group, for the fiscal year ended December 31, 2007. Except as otherwise noted, to our knowledge, each of the persons listed below has sole voting power and investment power with respect to the shares listed next to his name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent

Frank T. MacInnis	2,241,290 (2)	3.2%
Stephen W. Bershad	289,549 (3)	*
David A.B. Brown	197,549 (3)	*
Larry J. Bump	94,501 (3)	*
Albert Fried, Jr.	275,549 (3)	*
Richard F. Hamm, Jr.	86,562 (3)	*
Jerry E. Ryan	24,167 (3)	*
Michael T. Yonker	166,901 (3)	*
Anthony J. Guzzi	454,753 (2)	*
Sheldon I. Cammaker	537,034 (2)	*
Mark A. Pompa	390,626 (2)	*
R. Kevin Matz	514,809 (2)	*
All directors and executive officers as a group	5,441,714 (4)	7.5%

*	Represents less than 1%.

(1)

The information contained in the Table reflects “beneficial ownership” as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended. All percentages set forth in this Table have been rounded.

(2)	Includes:

	•	in the case of Mr. MacInnis, 1,615,888 shares;

	•	in the case of Mr. Guzzi, 308,000 shares;

	•	in the case of Mr. Cammaker, 467,776 shares;

	•	in the case of Mr. Pompa, 338,008 shares; and

	•	in the case of Mr. Matz, 418,180 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock option plans and programs.

Also includes:

	•	in the case of Mr. MacInnis, 168,424 shares;

	•	in the case of Mr. Guzzi, 89,835 shares;

	•	in the case of Mr. Cammaker, 57,952 shares;

	•	in the case of Mr. Pompa, 47,577 shares; and

	•	in the case of Mr. Matz, 46,826 shares;

which shares are to be issued in respect of stock units.

(3)	Includes:

	•	in the case of Mr. Bershad, 229,549 shares;

	•	in the case of Mr. Brown, 193,549 shares;

	•	in the case of Mr. Bump, 91,741 shares;

	•	in the case of Mr. Fried, 193,549 shares;

	•	in the case of Mr. Hamm, 80,000 shares;

	•	in the case of Mr. Ryan, 14,167 shares; and

	•	in the case of Mr. Yonker, 162,435 shares;

which shares may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs for non-employee directors.

(4)

Includes 4,112,842 shares that may be acquired upon the exercise of presently exercisable options or options exercisable within 60 days of the date hereof and granted pursuant to our stock options plans and programs and 410,614 shares to be issued in respect of stock units.

ELECTION OF DIRECTORS (Proposal 1)

          At our Annual Meeting, eight directors are to be elected by the holders of our Common Stock to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. To be elected as a director, each nominee must receive the favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote at our Annual Meeting. Information concerning the nominees for election at our Annual Meeting is set forth below. Each nominee is presently one of our directors. While the Board has no reason to believe that any of those named as a nominee for election to the Board will not be available as a candidate, should such a situation arise, the proxy may be voted for the election of other nominees in the discretion of the persons acting pursuant to the proxy.

          Frank T. MacInnis, Age 61. Mr. MacInnis has been Chairman of the Board and our Chief Executive Officer since April 1994. He also served as our President from April 1994 to April 1997 and from February 2004 to October 2004. From April 1990 to April 1994, Mr. MacInnis was President and Chief Executive Officer, and from August 1990 to April 1994, was Chairman of the Board, of Comstock Group Inc., a nationwide electrical contracting company. From 1986 to April 1990, Mr. MacInnis served as Senior Vice President and Chief Financial Officer of Comstock Group Inc. In addition, from 1986 to April 1994, Mr. MacInnis was also President of Spie Group Inc., which has or had interests in Comstock Group Inc., Spie Construction Inc., a Canadian pipeline construction company, and Spie Horizontal Drilling Inc., a United States company engaged in underground drilling for pipelines and communications cable. Mr. MacInnis is also a director of The Williams Companies, Inc. and ITT Inc.

          Stephen W. Bershad, Age 66. Mr. Bershad has been Chairman of the Board and Chief Executive Officer for more than the past five years of Axsys Technologies, Inc., a global leader in the design and development of high-performance surveillance cameras, imaging systems and related motion control technologies. He has been one of our directors since December 15, 1994.

          David A.B. Brown, Age 64. Mr. Brown has been Chairman of the Board of Directors of Pride International, Inc. since May 2005 and Chairman of the Board of Directors of Layne Christensen Company since June 2005. Layne Christensen provides drilling services and related products and services in the principal markets of water resources, mineral exploration, geo construction, and energy. Pride International is a leading provider of contract drilling and related services to oil and natural gas companies worldwide, operating offshore and on land. For more than five years prior to July 2005, Mr. Brown was President of The Windsor Group, a management consulting firm of which he was a co-founder. He has been one of our directors since December 15, 1994.

          Larry J. Bump, Age 68. Mr. Bump, a private investor, was Chairman of the Board of Directors of Willbros Group, Inc., an international engineering and construction company from 1981 until May 2004. From 1977 to 1980, he was President and Chief Operating Officer of Willbros Group, Inc. and from 1980 until 2002, when he retired, he was Chief Executive Officer of that company. Mr. Bump has been one of our directors since February 27, 2003.

          Albert Fried, Jr., Age 78. Mr. Fried has been Managing Member of Albert Fried & Company, LLC, a broker/dealer and member of the New York Stock Exchange, since 1955. He has been one of our directors since December 15, 1994.

          Richard F. Hamm, Jr., Age 48. Mr. Hamm has been the Senior Vice President, Corporate Development, General Counsel and Secretary of Dendreon Corporation, which we refer to as “Dendreon”, a biotechnology company developing targeted therapies for the treatment of cancer, since December 2005 and Senior Vice President, General Counsel and Secretary of Dendreon since November 2004. From April 2002 until November 2004, he was Deputy General Counsel and a Vice President of Medtronic, Inc., a medical technology company. From July 2000 to April 2002, he was Vice President, Corporate Development & Planning of Carlson Companies, Inc., which we refer to as “Carlson”, a global travel, hospitality and marketing services company, and was Vice President, Corporate Strategic Development & Acquisitions of Carlson from January 1999 to June 2000. Mr. Hamm has been one of our directors since June 19, 1998. He is also a director of Axsys Technologies, Inc.

          Jerry E. Ryan, Age 65. Mr. Ryan, who is retired, served as a consultant to Fintube Technologies, Inc., a manufacturer of finned tubes used in a variety of heat recovery operations and a subsidiary of Lone Star Technologies, Inc., from January 2000 through December 2002. Mr. Ryan served as chairman of the board of the general partner of Fintube Limited Partnership from February 1999 until its sale to Lone Star Technologies, Inc. in January 2000, and for more than five years prior thereto, as chairman of the board and chief executive officer of the general partner of Fintube Limited Partnership. He has been one of our directors since December 15, 2007. Mr. Ryan was recommended to the Corporate Governance Committee for election to the Board by another non-management director.

          Michael T. Yonker, Age 65. For more than nine years prior to his retirement in June 1998, Mr. Yonker was President and Chief Executive Officer of Portec, Inc., a diversified industrial products company with operations in the construction equipment, materials handling and railroad products industries. He has been one of our directors since October 25, 2002. Mr. Yonker is also a director of Modine Manufacturing Company and Woodward Governor Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE
BOARD OF EACH OF THE ABOVE-NAMED NOMINEES.

EQUITY COMPENSATION PLAN INFORMATION

          The following table summarizes, as of December 31, 2007, equity compensation plans that were approved by stockholders and equity compensation plans that were not approved by stockholders. The information in the table and in the notes thereto have been adjusted for a 2-for-1 stock split effected on February 10, 2006 and a 2-for-1 stock split effected on July 9, 2007.

Plan Category	(A) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans
Approved by Security Holders	2,556,294		$14.48	1,365,000	(2)
Equity Compensation Plans Not
Approved by Security Holders.	2,679,016	(1)	$10.89	—

Total.	5,235,310		$12.64	1,365,000

(1)

36,000 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our employees (other than executive officers) (the “Employee Options”), 2,554,132 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our executive officers (the “Executive Options”), 40,000 shares relate to outstanding options to purchase shares of our Common Stock which were granted to our Directors (the “Director Options”), and 48,884 shares relate to restricted common stock units described under “Restricted Share Units” on page 39.

(2)

Represents shares available for issuance under our 2007 Incentive Plan which may be issuable in respect of options and/or stock appreciation rights granted under that Plan and/or may also be issued pursuant to the award of restricted stock, unrestricted stock and/or awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our Common Stock.

Employee Options

          The Employee Options referred to in note (1) to the immediately preceding Table under Equity Compensation Plan Information (the “Table”) vest over three years in equal annual installments, commencing with the first anniversary of the date of grant of the Employee Options. Our Board of Directors granted such Employee Options to certain of our key employees based upon their performance. Those Employee Options have an exercise price per share equal to the fair market value of a share of our Common Stock on their respective grant dates and have a term of ten years from the grant date.

Executive Options

          The references below to numbers of options and to option exercise prices have been adjusted for the 2-for-1 stock splits effected on July 9, 2007 and February 10, 2006.

          260,000 of the Executive Options referred to in note (1) to the Table were granted to six of our executive officers in connection with their employment agreements with us, which employment agreements were made as of January 1, 1998, as amended (the “1998 Employment Agreements”), and have since expired. Pursuant to the terms of the 1998 Employment Agreements, each such executive officer received a fixed number of Executive Options on the first business day of 2000 and 2001 with respective exercise prices of $4.39 and $6.36 per share. Such Executive Options vested on the first anniversary of the grant date.

          2,294,132 of the Executive Options referred to in note (1) to the Table were granted to six executive officers in connection with employment agreements with us, which employment agreements were dated January 1, 2002 (the “2002 Employment Agreements”) and have since expired, and 106,000 of the Executive Options were granted to Mr. Anthony J. Guzzi, our President and Chief Operating Officer, when he joined us in October 2004. Of these Executive Options, (i) an aggregate amount of 448,000 of such Executive Options were granted on December 14, 2001 (exercisable in full upon grant) with an exercise price of $10.43 per share, (ii) an aggregate amount of 462,800 of such Executive Options were granted on January 2, 2002 with an exercise price of $11.59 per share, (iii) an aggregate amount of 507,740 of such Executive Options were granted on January 2, 2003 with an exercise price of $13.69, (iv) an aggregate amount of 769,592 of such Executive Options were granted on January 2, 2004 with an exercise price of $10.96, and (v) 106,000 of such Executive Options were granted to Mr. Guzzi on October 25, 2004 with an exercise price of $9.67 per share. The Executive Options referred to above in clause (i) were exercisable in full on the grant date; the Executive Options referred to above in clauses (ii), (iii) and (iv) provided that they were exercisable as follows: one-fourth on the grant date, one-fourth on the first anniversary of the grant date, one-fourth on the second anniversary of the grant date and one-fourth on the last business day of the calendar year immediately preceding the third anniversary of the grant date. During 2004, the out-of-the-money Executive Options referred to in clauses (iii) and (iv) were vested in full in anticipation of a change in accounting rules requiring the expensing of stock options beginning in January 2006. The options granted to Mr. Guzzi became exercisable in three equal annual installments, commencing with the first anniversary of the date of grant.

          Each of the Executive Options granted have a term of ten years from their respective grant dates and an exercise price per share equal to the fair market value of a share of Common Stock on their respective grant dates.

Director Options

          The references below to numbers of options and to option exercise prices have been adjusted for the 2-for-1 stock split effected on July 9, 2007 and February 10, 2006.

          During 2002, each of our non-employee directors received 8,000 Director Options. These options were in addition to the 12,000 options to purchase our Common Stock that were granted on the same date to each non-employee director under our 1995 Non-Employee Directors’ Non-Qualified Stock Option Plan, which plan has been approved by the our Stockholders. The price at which such Director Options are exercisable is equal to the fair market value per share of our Common Stock on the grant date. The exercise price per share of the Director Options is $13.88 per share, except those granted to Mr. Yonker, upon his election to the Board on October 25, 2002, which have an exercise price of $12.94 per share. All of these options became exercisable commencing with the grant date and have a term of ten years from the grant date.

Restricted Stock Units

          An Executive Stock Bonus Plan (the “Stock Bonus Plan”) was adopted by our Board of Directors in October 2000 and amended on December 11, 2003. Pursuant to the Stock Bonus Plan, as amended, 25% of the annual bonus earned by each executive officer for each of the years 2001 through 2005 has been automatically credited to him in the form of Restricted Stock Units (“RSUs”) to be converted into shares of our Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus was determined. (Issuance of RSUs under the Stock Bonus Plan was discontinued after the issuance of RSUs in respect of 2005.) RSUs were to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the first business day following the day upon which we release to the public generally our results in respect of the fourth quarter of the third calendar year following the year in respect of which the RSUs were granted (“Release Date”), (ii) the executive officer’s termination of employment for any reason or (iii) immediately prior to a “change of control” (as defined in the Stock Bonus Plan). In addition, pursuant to the Stock Bonus Plan, each executive officer was permitted at his election to cause all or part of his annual bonus not automatically credited to him in the form of RSUs under the Stock Bonus Plan to be credited to him in the form of units (“Voluntary Units”) that are to be converted into Common Stock at a 15% discount from the fair market value of Common Stock as of the date the annual bonus was determined. An election to accept Voluntary Units under the Stock Bonus Plan had to be made at least six months prior to the end of calendar year in respect of which the bonus was payable. These Voluntary Units were to be converted into shares of Common Stock and delivered to the executive officer on the earliest of (i) the date elected by the executive officer, but in no event earlier than the Release Date, (ii) the executive officer’s termination of employment or (iii) immediately prior to a “change of control.” As of the date hereof, no RSUs remain outstanding.

REAPPROVAL OF KEY EXECUTIVE INCENTIVE BONUS PLAN (Proposal 2)

          Our Board of Directors adopted in 2003, and we have in effect, a Key Executive Incentive Bonus Plan (the “Bonus Plan”). The Bonus Plan was approved by Stockholders in 2003. The purpose of the Bonus Plan is to establish a program of incentive compensation for certain key executives of the Company and to ensure that the payment of such bonuses will be deductible under Section 162(m) of the Internal Revenue Code (the “Code”).

          Section 162(m) of the Code limits the Company’s tax deduction to $1,000,000 per year per executive for certain compensation paid to each of its chief executive officer and the other four highest compensated executives of the Company at the end of the Company’s taxable year (each a “Covered Employee”). In general, the regulations under Section 162(m) exclude from this limitation compensation that is, among other things, calculated based on “objective” performance criteria and awarded under a plan that has received stockholder approval.

          However, regulations of the Internal Revenue Code require that that a plan such as our Bonus Plan be reapproved by Stockholders at least every five years. The Board therefore recommends Stockholder reapproval of the Bonus Plan so that the Company may, if all other requirements of the Regulations are met, fully deduct the payment of certain incentive awards to the Covered Employees (described below as “Bonuses”) in compliance with Section 162(m) of the Code.

          The Board believes that the Bonus Plan provides the Company with an effective vehicle to focus and motivate the performance of the selected key executives of the Company and offer them opportunities to attain competitive levels of compensation. The description of the Bonus Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the Bonus Plan itself. The complete text of the Bonus Plan is attached as Exhibit B to this Proxy Statement.

          Because amounts payable under the Bonus Plan are based on satisfaction of performance goals and on incentive award targets to be determined for each applicable performance period, it cannot be determined at this time what amounts, if any, will be received by any selected key executive with respect to any year under the Bonus Plan.

          As authorized by and pursuant to the terms and conditions of the Bonus Plan, in 2008 the named executive officers, who are the only participants in the Bonus Plan, have been awarded (i) potential incentive awards based upon our 2008 financial results and (ii) potential performance-based cash awards under the LTIP based on total earnings per share for the three year measurement period consisting of calendar years 2008 – 2010.

          The table below sets forth the threshold, target, and maximum for each such 2008 incentive award that may be payable in respect of 2008 for each of the named executive officers.

Name and Position	Threshold	Target	Maximum

Frank T. MacInnis
Chairman and Chief Executive Officer	$76,000	$950,000	$1,900,000

Anthony J. Guzzi
President and Chief Operating Officer	$45,760	$572,000	$1,300,000

Sheldon I. Cammaker
Executive Vice President and General Counsel	$30,400	$380,000	$950,000

Mark A. Pompa
Executive Vice President and Chief Financial Officer	$28,800	$360,000	$900,000

R. Kevin Matz
Executive Vice President – Shared Services	$26,240	$328,000	$820,000

Total	$207,200	$2,590,000	$5,870,000

          The table below sets forth the threshold, target and maximum awards that may be payable in respect of the 2008 – 2010 measurement period for each of the named executive officers.

Name and Position	Threshold	Target	Maximum

Frank T. MacInnis
Chairman and Chief Executive Officer	$450,000	$900,000	$1,800,000

Anthony J. Guzzi
President and Chief Operating Officer	$232,500	$465,000	$930,000

Sheldon I. Cammaker
Executive Vice President and General Counsel	$143,750	$287,500	$575,000

Mark A. Pompa
Executive Vice President and Chief Financial Officer	$128,125	$256,250	$512,500

R. Kevin Matz
Executive Vice President – Shared Services	$117,188	$234,375	$468,750

Total	$1,071,563	$2,143,125	$4,286,250

          Description of the Bonus Plan. The purpose of the Bonus Plan is to motivate and reward selected covered employees by making all or a significant portion of their incentive awards directly dependent upon achieving key strategic objectives. The Bonus Plan provides the opportunity for those key executives to earn substantial incentive cash compensation for attaining financial and operational objectives that are critical to the Company’s ongoing growth and profitability.

          The Bonus Plan allows the Compensation and Personnel Committee of the Board of Directors of the Company (or, in certain situations, its delegate) (the “Compensation Committee”) to grant to selected key executives annual awards. As of April 22, 2008, five individuals was eligible to participate in the Bonus Plan.

          As indicated above, the Bonus Plan has been designed and will be administered to provide “performance based” incentive compensation, within the meaning of Section 162(m) of the Code. To that end, an incentive award may be granted in the discretion of the Compensation Committee to any participant in the Bonus Plan who the Compensation Committee reasonably believes may be a Covered Employee. The amount of any incentive award is and will continue to be based on objective performance goals established by the Compensation Committee, based on attainment of specific levels of performance of the Company (or of a subsidiary, division, or department thereof) with reference to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets. All terms and conditions of incentive awards granted pursuant to the Bonus Plan, and the Bonus Plan provisions referring thereto, are intended to be administered and interpreted in accordance with Section 162(m) of the Code, to ensure their deductibility by the Company. The performance goals based on one or more of the foregoing performance factors are required to be established by the Compensation Committee no more than 90 days after the commencement of the period to which the performance goals relate (or, if less, the number of days which is equal to 25 percent of the relevant performance period).

          The Compensation Committee has the authority to determine in its sole discretion the applicable performance period relating to any incentive award, subject to any applicable restrictions imposed by Section 162(m) of the Code.

          At the end of the applicable performance period, the Compensation Committee must certify as to the attainment of the applicable performance goals prior to payment of the incentive award, and may reduce (but not increase) the amount of any incentive award. Incentive awards will be paid, as soon as practicable after certification of attainment of performance goals by the Compensation Committee. Payment may be deferred, in part or whole, on a mandatory basis by the Compensation Committee or electively by participants with Compensation Committee approval. The maximum amount of an incentive award under the Bonus Plan that may be granted in any calendar year to any one participant is $5,000,000. The maximum amount need not be awarded.

          The Bonus Plan may be amended or suspended in whole or in part at any time and from time to time by the Compensation Committee.

Adoption of Proposal No. 2.

          We believe that our best interests will be served by the reapproval of Proposal No. 2. The Bonus Plan will enable the Company to be in a position to preserve, where appropriate, the tax deductibility of incentive awards of key executives.

          Approval of Proposal No. 2 requires the affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

          OUR BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” REAPPROVAL OF ADOPTION OF THE KEY EXECUTIVE INCENTIVE BONUS PLAN.

APPROVAL OF THE EMCOR GROUP, INC. EMPLOYEE
STOCK PURCHASE PLAN (Proposal 3)

          The EMCOR Group, Inc. Employee Stock Purchase Plan, which we refer to hereafter as the “Stock Purchase Plan”, was adopted by our Board on February 28, 2008 and will become effective on October 1, 2008, if approved by Stockholders at the Annual Meeting or any adjournments thereof. If Stockholders do not approve the Stock Purchase Plan, it will not become effective.

Purpose of the Stock Purchase Plan

          The purpose of the Stock Purchase Plan is to provide an added incentive for our eligible employees and those of our participating subsidiaries to remain in our employ and to encourage their increased efforts to promote our interests, by permitting them to purchase shares of our Common Stock through payroll deductions and our matching contributions.

Principal Terms of the Stock Purchase Plan

          Under the Stock Purchase Plan, our eligible employees and those of our designated subsidiaries (which we anticipate will be all our U.S. and Canada subsidiaries in which we directly or indirectly have at least 80% of the total voting power) may authorize their employers to withhold from each regular pay check up to 6% of their base pay, commissions and overtime (up to a total of approximately $22,725 for each full calendar year) and to use those amounts together with our matching contributions (up to a total of approximately $2,275) to purchase shares of our Common Stock. A participant’s payroll deductions will be accumulated monthly, and we will match those deductions at the time of each payroll deduction with an amount equal to 10% of the deductions. This sum will be used to purchase shares of our Common Stock as soon as practicable as of the end of each calendar month. Effectively, this entitles each participant to purchase our shares as of last trading day of each calendar month at a purchase price equal to approximately 90% of the closing price of a share of our Common Stock on that date. In addition to the 6% limit on payroll deductions, a participant may not expend more than approximately $22,725 of his payroll deductions for the purchase of shares under the Stock Purchase Plan in any full calendar year and not more than approximately $5,680 in 2008. The full text of the Stock Purchase Plan is attached as Exhibit C.

Available Shares; Participating Employees

          Under the terms of the Stock Purchase Plan, the maximum number of shares of our Common Stock that may be purchased under the Stock Purchase Plan is 3,000,000, subject to adjustment for stock dividends, stock splits or combinations of shares of our Common Stock. As of April 22, 2008, approximately 7,000 employees would have been eligible to participate in the Stock Purchase Plan. Employees covered by collective bargaining agreements generally will not be eligible to participate in the Stock Purchase Plan.

Administration of the Stock Purchase Plan

          The Stock Purchase Plan is to be administered by our Executive Vice President – Shared Services, which we refer to as the “Plan Administrator”, unless our Board selects another person or entity to administer the Plan. The Plan Administrator has the power and authority to interpret and administer the Stock Purchase Plan, to establish rules and regulations and appoint agents as deemed appropriate for the proper administration of the Stock Purchase Plan, and to designate which of our subsidiaries may participate in the Stock Purchase Plan.

Suspension and Termination of the Stock Purchase Plan

          Our Board or the Plan Administrator may suspend or amend the Stock Purchase Plan from time to time, but no amendment may (a) materially adversely affect any right under the Stock Purchase Plan to purchase shares of our Common Stock during any month in which the suspension amendment is adopted, (b) increase the maximum number of shares of our Common Stock which may be purchased under the Stock Purchase Plan, (c) increase the maximum percentage of a participant’s payroll deductions, (d) increase the percentage on which our matching contribution is based, or (e) increase the maximum amount of a participant’s payroll deductions that may be expended in any calendar year to be used to purchase shares of our Common Stock. Our Board or the Plan Administrator may terminate the Stock Purchase Plan at any time. The Stock Purchase Plan will terminate automatically when the maximum number of shares that may be purchased under the Stock Purchase Plan has been purchased or in the event we have a change in control.

Federal Tax Treatment

          Under current U.S. federal tax law, the amount of the participant’s payroll deduction and the amount of our matching contribution is taxable to him as ordinary income, and we are entitled to a deduction for those amounts. Any profit to the participant on the sale of the shares is subject to tax as a short-term or long-term capital gain, depending upon how long the participant holds the shares. If the participant incurs a loss on the sale of the shares that loss will be treated as a short-term or long-term capital loss, depending upon how long the participant held the shares.

Adoption of Proposal No. 3.

          We believe that our best interests will be served by approval of Proposal No. 3 because the Stock Purchase Plan will serve as an incentive for employees to remain in our employ and encourage their increased efforts to promote our interests.

          Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE STOCK PURCHASE PLAN.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Proposal 4)

          The Audit Committee, which is comprised entirely of independent directors, has appointed Ernst & Young LLP, certified public accountants, as our independent auditors for 2008, subject to ratification by Stockholders and presents this selection to the Stockholders for ratification. If the Stockholders do not approve the appointment of Ernst & Young LLP, the solicitation of other independent auditors will be considered by the Audit Committee. Ernst & Young LLP has acted as our independent auditors since May 14, 2002.

          Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Fees

          The aggregate fees for professional services rendered for the Company by Ernst & Young LLP for the years ended December 31, 2007 and 2006 were as follows:

Services Provided	Fee Amount

	2007	2006

Audit Fees(1)	$4,109,775	$3,819,709
Audit Related Fees(2)	$132,000	$130,423
Tax Fees(3)	$179,382	$374,308
All Other Fees(4)	$110,535	$6,000

Total	$4,531,692	$4,330,440

(1)

Fees in connection with the annual audit of the Company’s annual financial statements, including attestation on the Company’s internal control over financial reporting, the issuance of consents with respect to Registration Statements on Forms S-8, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, and statutory audits.

(2)	Fees rendered for employee benefit plan audits.

(3)	Fees for services related to tax compliance, including consulting services, the preparation of tax returns, tax planning, and advice on implementation of new standards for accounting for income taxes.

(4)	Software subscriptions and, in 2007 only, fees for consulting with respect to government cost accounting standards for services provided to the U.S. government.

Audit Committee Pre-Approval Procedures

          The 2007 and 2006 audit and non-audit services provided by Ernst & Young LLP were approved by the Audit Committee. The non-audit services, which were approved by the Audit Committee, were also reviewed by the Audit Committee to ensure compatibility with maintaining the auditors’ independence.

          The Audit Committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to those services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with the rules and regulations of the Securities and Exchange Commission. The Chairperson of the Audit Committee may pre-approve permissible services that arise between Audit Committee meetings provided that the decision to pre-approve services is reported at the next scheduled Audit Committee meeting.

          We entered into an engagement letter with Ernst & Young LLP for its 2007 services, which, among other things, contains contractual provisions that subject the Company in certain instances to alternative dispute resolution procedures. It is anticipated that the services performed by Ernst & Young LLP for 2008 will be subject to a similar engagement letter.

Adoption of Proposal No. 4.

          We believe that our best interests will be served by the approval of Proposal No. 4.

          Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

          OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities with the Securities and Exchange Commission and to furnish copies of such statements to us.

          To our knowledge and based solely upon a review of such reports, during the fiscal year 2007 all such reports relating to share ownership were timely filed.

OTHER MATTERS

          Stockholder Proposals. Stockholders’ proposals must be received by us at our headquarters in Norwalk, Connecticut on or before December 30, 2008 in order to be considered for inclusion in next year’s proxy statement.

          Our bylaws set forth advance notice provisions and procedures to be followed by Stockholders who wish to bring business before an annual meeting of stockholders or who wish to nominate candidates for election to the Board. A Stockholder may propose business to be included in the agenda of an annual meeting only if written notice of such Stockholder’s intent is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

          Each such notice must set forth certain background and other information specified in the bylaws, including a description of the proposed business and the reasons for conducting such business at the annual meeting.

          A Stockholder may nominate candidates for election to the Board at an annual meeting only if written notice of such Stockholder’s intent to make such nomination is given to our Corporate Secretary:

•	not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting; or

•

if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the tenth day following the date on which a public announcement of the date of such meeting is first made.

          Each such notice must set forth certain background and other information specified in the bylaws.

          The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission’s requirements that a Stockholder must meet to have a proposal included in our proxy statement.

OTHER INFORMATION

          We will bear the cost of soliciting proxies. We expect to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by some of our officers and regular employees. We have retained D.F. King & Co., Inc. for solicitation of all brokers and nominees for a fee of $9,500, plus customary out-of-pocket expenses. We may reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

          The Board is aware of no other matters that are to be presented to the Stockholders for formal action at our Annual Meeting. If, however, any other matters properly come before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

          Upon the written request of any Stockholder of record on April 22, 2008, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2007 (excluding exhibits) as filed with the Securities and Exchange Commission will be supplied without charge. Requests should be directed to Sheldon I. Cammaker, Corporate Secretary, EMCOR Group, Inc., 301 Merritt Seven, Norwalk, Connecticut 06851.

BY ORDER OF THE BOARD OF DIRECTORS

SHELDON I. CAMMAKER
Corporate Secretary

April 28, 2008

Exhibit A

EMCOR GROUP, INC.

STANDARDS FOR DETERMINING DIRECTOR INDEPENDENCE

          It is the policy of the Board of Directors that a substantial majority of Directors be independent of the Company and of the Company’s management. For a Director to be deemed “independent,” the Board shall affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an entity that has a relationship with the Company). This determination shall be disclosed in the proxy statement for each annual meeting of the Company’s Stockholders. In making this determination, the Board shall apply the following standards:

•	A Director who is an employee, or whose immediate family member is an executive officer, of the Company shall not be deemed independent until three years after the end of such employment relationship.

•

A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), shall not be deemed independent until three years after he or she ceases to receive more than $100,000 in such compensation.

•

A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company shall not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•

A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee shall not be deemed independent until three years after the end of such service or the employment relationship.

•

A Director who is a significant equity holder, an executive officer, general partner, or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of any entity that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year of such entity, exceeds 2% of such other entity’s consolidated gross revenues, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or general partner, of an entity to which the Company was indebted at the end of the Company’s fiscal year in an aggregate amount in excess of 2% of the Company’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is a significant equity holder, an executive officer, general partner or employee, or whose immediate family member is a significant equity holder, an executive officer or partner, of an entity which was indebted to the Company at the end of such entity’s fiscal year in an aggregate amount in excess of 2% of such entity’s total consolidated assets at the end of such fiscal year, shall not be deemed independent until three years after falling below such threshold.

•

A Director who is, or whose immediate family member is, an executive officer (or who serves in a comparable position) of a tax-exempt entity that receives significant contributions (i.e. more than $200,000 or more than 2% of the annual contributions received by the entity in a single fiscal year of the tax-exempt entity, whichever amount is lower) from the Company, any executive officer or any immediate family member of an executive officer shall not be deemed independent until three years after falling below such threshold, unless such contributions were approved in advance by the Board of Directors.

For purposes of these Guidelines, the term:

•

“immediate family” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

•	“Company” includes any parent or subsidiary in a consolidated group with the Company.

•	“significant” equity holder of an entity means a holder of 10% or more of such entity’s equity.

          The Board shall undertake an annual review of the independence of all non-employee Directors. In advance of the meeting at which this review occurs, each non-employee Director shall be asked to provide the Board with full information regarding the Director’s business and other relationships with the Company to enable the Board to evaluate the Director’s independence.

          Directors have an affirmative obligation to inform the Board of any material changes in their circumstances or relationships that may impact their designation by the Board as “independent.” This obligation includes all business relationships between, on the one hand, Directors or members of their immediate family, and, on the other hand, the Company.

Exhibit B

KEY EXECUTIVE INCENTIVE BONUS PLAN

1. Purpose of the Plan

          The purpose of the Key Executive Incentive Bonus Plan (the “Plan”) is to advance the interests of EMCOR Group, Inc., a Delaware corporation (the “Company”), and its stockholders by providing incentives in the form of periodic bonus awards to certain key executives of the Company who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

2. Administration

          The Plan shall be administered by the Compensation and Personnel Committee of the Board of Directors (the “Committee”), as such committee is from time to time constituted. The Committee may delegate its duties and powers in whole or in part (i) to any subcommittee thereof consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) to the extent consistent with Section 162(m) of the Code, to any other individual or individuals.

          The Committee has all the powers vested in it by the terms of the Plan set forth herein, such powers to include the exclusive authority to select the key executives to be granted bonus awards (“Bonuses”) under the Plan, to determine the size and terms of the Bonus to be made to each individual selected (subject to the limitation imposed on “Bonuses,” as set forth below), to modify the terms of any Bonus that has been granted (except with respect to any modification which would increase the amount of compensation payable to a “Covered Employee,” as such term is defined in Section 162(m) of the Code), to determine the time when Bonuses will be awarded, to establish performance objectives in respect of Bonuses and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

3. Participation

          The Committee shall have exclusive power (except as may be delegated as permitted herein) to select the key executives of the Company who may participate in the Plan and be granted Bonuses under the Plan (“Participants”).

4. Bonuses Under the Plan

(a)	The Committee shall determine the amount of a Bonus to be granted to each Participant in accordance with subsection (b) below.

(b)	(i)

The Committee may in its discretion award a Bonus to a Participant who it reasonably believes may be a Covered Employee for the taxable year of the Company in which such Bonus would be deductible, under the terms and conditions of this subsection (b). Subject to clause (iii) of this subsection (b), the amount of a Participant’s Bonus shall be an amount determinable from written performance goals approved by the Committee while the outcome is substantially uncertain and no more than 90 days after the commencement of the period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The maximum amount of any Bonus that may be granted in any given calendar year shall be $5,000,000.

(ii)

The amount of any Bonus will be based on objective performance goals established by the Committee using one or more performance factors. The performance factors for Participants will be based on attainment of specific levels of performance of the Company (or of a subsidiary, division, or department thereof) with reference to one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; and (xviii) return on assets.

(iii)

The Committee shall determine whether the performance goals have been met with respect to any affected Participant and, if they have, so certify and ascertain the amount of the applicable Bonus. No Bonuses will be paid until such certification is made by the Committee.

(iv)	The provisions of this subsection (b) shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Bonuses.

5. Designation of Beneficiary by Participant

          The Committee or its delegate shall create a procedure whereby a Participant may file, on a form to be provided by the Committee, a written election designating one or more beneficiaries with respect to the amount, if any, payable in the event of the Participant’s death. The Participant may amend such beneficiary designation in writing at any time prior to the Participant’s death, without the consent of any previously designated beneficiary. Such designation or amended designation, as the case may be, shall not be effective unless and until received by the duly authorized representatives of the Committee or its delegate prior to the Participant’s death. In the absence of any such designation, the amount payable, if any, shall be delivered to the legal representative of such Participant’s estate.

6. Miscellaneous Provisions

(a)

No employee or other person shall have any claim or right to be paid a Bonus under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any affiliate of the Company, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved to the Company and its affiliates.

(b)

Except as may be approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation by law or otherwise (except in the event of a Participant’s death) including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed to the Company or any of its affiliates by the Participant.

(c)

The Committee shall have the authority to determine in its sole discretion the applicable performance period relating to any Bonus; provided, however, that any such determination shall be subject to any applicable restrictions imposed by Section 162(m) of the Code.

(d)	The Company shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment.

(e)

The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any amounts under the Plan, and rights to the payment hereunder shall be no greater than the rights of the Company’s unsecured, subordinated creditors. All expenses involved in administering the Plan shall be borne by the Company.

(f)

The validity, construction, interpretation, administration and effect of the Plan and rights relating to the Plan and to Bonuses granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(g)	The Plan shall be effective on the date the adoption of the Plan by the Company’s Board of Directors is approved by the Company’s stockholders.

7. Plan Amendment or Suspension

          The Plan may be amended or suspended in whole or in part at any time and from time to time by the Committee.

8. Plan Termination

          This Plan shall terminate upon the adoption of a resolution of the Committee terminating the Plan.

9. Actions and Decision Regarding the Business or Operations of the Company

          Notwithstanding anything in the Plan to the contrary, none of the Company, its officers, directors, employees or agents shall have any liability to any Participant (or his or her beneficiaries or heirs) under the Plan or otherwise on account of any action taken, or not taken, in good faith by any of the foregoing persons with respect to the business or operations of the Company or any affiliates.

Exhibit C

EMCOR GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment and Purpose. The EMCOR Group, Inc. Employee Stock Purchase Plan (the “Plan”) established by EMCOR Group, Inc., a Delaware corporation (the “Company”) shall be effective October 1, 2008 if it is adopted by stockholders of the Company at their Annual Meeting to be held June 18, 2008 or any adjournment thereof (the “Effective Date”). The Plan provides employees of the Company and its participating Subsidiary Corporations (as defined below) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting Eligible Employees (as defined in Section 2) to purchase shares of common stock, $.10 par value, of the Company (“Common Stock”). For purposes of the Plan, the term “Subsidiary Corporation” means any corporation in an unbroken chain of corporations (as that term is defined in Section 7701 of the Internal Revenue Code of 1986, as amended (the “Code”)) beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing eighty (80) percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Company and its Subsidiary Corporations that, from time to time, have been designated by the Plan Administrator (as defined in Section 11) as eligible to participate in the Plan with respect to their employees are hereinafter referred to collectively as the “Participating Companies.”

2. Eligibility.

(a) Eligible Employee. Participation in the Plan for a Purchase Period (as defined in Section 3) shall be limited to each employee of a Participating Company (an “Eligible Employee”), subject to the terms of this Section 2, who serves as such as of the first day of the relevant Purchase Period. For purposes hereof, employee means an individual who is classified as an employee (within the meaning of Section 3401(c) of the Code and the regulations thereunder) by a Participating Company on its payroll during the relevant Purchase Period, excluding (i) any person on the payroll of a third party with whom the Participating Company has contracted for the provision of such person’s services, (ii) any nonresident alien who receives no remuneration from a Participating Company which constitutes income from sources within the United States (within the meaning of Section §861(a)(3) of the Code, (iii) any employee who is included in a unit of employees covered by a negotiated collective bargaining agreement, (iv) any employee of a Subsidiary Corporation which is not an Participating Company, and (v) temporary employees hired for specific projects or for specific periods of less than one year. In addition, any person classified as an independent contractor or consultant by a Participating Company shall be excluded from the definition of employee, regardless of such person’s reclassification for such period by a court, an administrative agency or prospectively by the Participating Company. An individual rendering services to a Participating Company pursuant to either of the following agreements shall not be considered an Eligible Employee with respect to any period preceding the date on which a court of administrative agency issued a final determination that such individual is an employee: (1) an agreement providing that such services are to be rendered as an independent contractor or (2) an agreement with an entity, including a leasing organization within the meaning of Section 414(n)(2) of the Code, that is not a Participating Company.

          For purposes of determining eligibility to participate in the Plan, (i) a person on an approved leave of absence with his employer shall be deemed to be an employee for the first 90 days of such leave of absence and (ii) such employee’s employment shall be deemed to have terminated at the close of business on the 120th day of such leave of absence unless such employee shall have returned to regular employment prior to the close of business on such 120th day. Termination of any employee’s leave of absence, other than termination of such leave of absence on return to regular employment, shall terminate an employee’s employment for all purposes of the Plan and shall terminate such employee’s participation in the Plan and the right to purchase shares under the Plan. Notwithstanding the foregoing, the 120-day limit described in this paragraph shall not apply if the employee on leave has reemployment rights guaranteed by law or by contract.

          Notwithstanding anything contained in the Plan to the contrary, an employee may not purchase any shares of Common Stock in any Purchase Period to the extent that after giving effect to such purchase such employee would own stock of the Company possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Corporation. For purposes hereof, the rules of Section 424(d) of the Code shall apply in determining stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b) Limitations. Notwithstanding anything contained in the Plan to the contrary, no Participant shall acquire a right to purchase Common Stock hereunder to the extent that such right would permit the expenditure for the purchase of Common Stock under the Plan by or on behalf of the Participant (consisting of employee payroll deductions and Company matching contributions) of more than $6,250 in 2008 and $25,000 in any subsequent calendar year.

3. Purchase Periods. A “Purchase Period” shall consist of the three consecutive month period beginning on each October 1, January 1, April 1 and July 1 commencing on or after the Effective Date and prior to termination of the Plan.

4. Participation.

(a) Enrollment. Each Eligible Employee shall be entitled to enroll in the Plan as of any Purchase Period which begins on or after the date such employee has become an Eligible Employee. Each Eligible Employee who is enrolled in the Plan in accordance with the provisions hereof and for whom payroll deductions are currently being made or payroll deductions are not currently being made because he or she has reached the limitation set forth in this Section 4 is referred to herein as a “Participant.”

          To enroll in the Plan for a Purchase Period, an Eligible Employee shall provide to the Plan Administrator or his designee an enrollment form at the time and in the manner specified by the Plan Administrator, which shall include the amount of his payroll deduction to be applied to the Compensation payable to him by his employer on each of his pay dates during the Purchase Period The amount of each payroll deduction for each such pay day specified in such form shall be a whole percentage amount, unless otherwise determined by the Plan Administrator, not to exceed 6%, or such lesser percentage as may be determined by the Plan Administrator, of the Participant’s Compensation paid to him on such pay day. Subject to compliance with rules prescribed by the Plan Administrator, from time to time, the Eligible Employee’s participation shall become effective as of the Purchase Period on or following the date the Company or its designated agent receives an enrollment form within time limits prescribed by the Plan Administrator. “Compensation” means an Eligible Employee’s salary, wages, overtime and commissions and any portion of such amounts voluntarily deferred or reduced by such employee under any employee benefit plan of the Company or a Participating Subsidiary. The Plan Administrator shall have authority to determine and approve all forms of pay to be included in the definition of Compensation and may change such definition on a prospective basis.

          Payroll deductions shall be made for each Participant in accordance with such Participant’s request until such Participant’s participation in the Plan terminates, such Participant’s request is terminated, or the Plan is suspended or terminated, all as hereinafter provided.

          Once enrolled in the Plan for a Purchase Period, a Participant shall continue to participate for subsequent Purchase Periods until he gives notice of termination of his payroll deductions as hereafter provided or the Plan is suspended or terminated.

(b) Changes to Rate of Payroll Deduction. A Participant may not change his payroll deduction under the Plan during any Purchase Period except by terminating his payroll deductions. However, a Participant may increase or decrease his payroll deductions to an amount as herein provided for a new Purchase Period provided he gives notice of such requested change within time limits prescribed by the Plan Administrator.

(c) Purchase Accounts. Payroll deductions for each Participant shall be credited, as promptly as practical, to a purchase account established on behalf of the Participant on the books of the Participant’s employer or such employer’s designated agent (a “Purchase Account”). Together with each payroll deduction, the Company shall credit to such Purchase Account an amount (the “Matching Contribution”) equal to 10% of such payroll deduction. As of the Last Trading Day (as defined in Section 5) of each calendar month during a Purchase Period, each Participant shall be deemed, without any further action, to have purchased a number of whole and fractional shares of Common Stock determined by dividing the amount in his Purchase Account by the Purchase Price (as defined in Section 5). No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant (except as required by local law as determined by the Plan Administrator). Funds credited to a Participant’s Purchase Account shall be the property of the Participant at all times but may be commingled with the general funds of his employer or the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

5. Purchase Price. The purchase price (the “Purchase Price”) per share of Common Stock hereunder for any month during a Purchase Period shall be 100% of the closing price of a share of Common Stock on the New York Stock Exchange on the last day of each calendar month on which such exchange is open for trading (“Last Trading Day”).

6. Issuance of Stock. Common Stock purchased for the account of each Participant shall be issued in book entry form and shall be considered to be issued and outstanding to such Participant’s credit as of the end of the Last Trading Day of each calendar month. A Participant will be issued a certificate for his whole number of shares of Common Stock which have been held in book entry form upon request of such Participant or his legal representative. Upon the request of the Participant following his termination of employment with a Participating Company or his participation in the Plan, the cash equivalent of any fractional shares held in the Participant’s account shall be distributed to such Participant, and such cash equivalent shall be determined by multiplying the fractional share by the closing price of a share of Common Stock on the New York Stock Exchange on the Last Trading Day of the calendar month immediately preceding the event.

          The Plan Administrator may permit or require that shares be deposited directly with a broker designated by the Plan Administrator or with a designated agent of the Company, and the Plan Administrator may use electronic or automated methods of share transfer. The Plan Administrator may impose a transaction fee with respect to a sale of a whole number of shares of Common Stock issued to a Participant’s credit and held by such a broker or agent. The Plan Administrator may permit shares purchased under the Plan to participate in a dividend reinvestment plan or program maintained by the Company, if any, and establish a default method for the payment of dividends.

7. Termination of Payroll Deduction or Termination of Participation.

(a) Termination of Payroll Deduction. A Participant may elect at any time and in the manner specified by the Plan Administrator to terminate his deductions under the Plan and his participation in the Plan. Such termination shall take effect as soon as practical after receipt by the Plan Administrator of a notice of termination in a form specified by the Plan Administrator. Upon a Participant’s termination of his payroll deductions, any cash credited to such Participant’s Purchase Account (including Matching Contributions) shall not be refunded to such Participant, but shall be used to purchase shares of Common Stock as of the Last Trading Day of the calendar month in which the termination became effective. A Participant who terminates his payroll deductions under the Plan may not resume his participation in the Plan during the Purchase Period in which such termination occurred. However, he shall be permitted to resume his participation in the Plan and his payroll deductions as of any Purchase Period following the Purchase Period in which such termination was effective, by making a new request for participation at the time and in the manner specified by the Plan Administrator as if such Participant was enrolling initially in the Plan.

(b) Termination of Participation. If the Participant dies or his employment with the Participating Companies terminates for any other reason or if the Participant otherwise ceases to be an Eligible Employee, such Participant’s participation in the Plan shall immediately terminate. Following such terminating event, the cash credited to such Participant’s Purchase Account (including the Matching Contribution) on the date of such termination shall not be refunded to such Participant or his or her legal representative, as the case may be, but shall be used to purchase shares of Common Stock as of the Last Trading Day of the calendar month in which such terminating event occurs.

(c) Participants on Leave. Subject to the requirements of Section 2, a Participant who is on an approved leave of absence with his employer may continue to participate in the Plan as though actively employed so long as such employee continues to be paid Compensation.

8. Termination, Suspension or Amendment of the Plan.

(a) Termination. The Company, by action of the Board of Directors of the Company (the “Board”) or the Plan Administrator, may terminate the Plan at any time, in which case notice of such termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          Without any action being required, the Plan shall terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 12) has been purchased. Such termination shall not impair any Participant’s rights to purchase shares of Common Stock under the Plan as of the Last Trading Day of a calendar month that is prior to or coincident with the date of termination of the Plan or any other rights of the Participant which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares of Common Stock remaining available for purchase under the Plan are not sufficient to satisfy all then outstanding rights of purchase, the Board or Plan Administrator may determine an equitable basis of apportioning available shares of Common Stock among all Participants.

          At any time following the termination of the Plan, the Plan Administrator may direct that one or more certificates for the number of whole shares of Common Stock that has been deposited with a broker designated by the Plan Administrator or with a designated agent of the Company as provided in Section 6 and the cash equivalent of any fractional shares held for the account of the Participant shall be delivered to such Participant. Such cash equivalent shall be determined by multiplying the fractional share by the closing price of a share of Common Stock on the New York Stock Exchange on the Last Trading Day of the calendar month immediately preceding such termination.

          Any cash, if any, credited to each Participant’s Purchase Account (including the Matching Contribution) and not used for the purchase of shares in accordance with this Plan shall be distributed to such Participant as soon as practicable after the Plan terminates.

(b) Suspension or Amendment. The Board or the Plan Administrator may suspend payroll deductions under the Plan or amend the Plan from time to time in any respect for any reason; provided, however, that no such suspension or amendment shall (a) materially adversely affect any purchase rights outstanding under the Plan during the calendar month in which such amendment or suspension is adopted, (b) increase the maximum number of shares of Common Stock which may be purchased under the Plan, (c) decrease the Purchase Price of a share of Common Stock for any Purchase Period below the closing price of a share of Common Stock on the New York Stock Exchange on the Last Trading Day of a calendar month, (d) increase the percentage on which the Matching Contribution is based, or (e) increase the amount of funds that may be utilized in any calendar year to purchase shares for a Participant’s account. If payroll deductions under the Plan are suspended pursuant to this Section, such payroll deductions shall resume as of the first pay period commencing with or immediately following the date on which such suspension ends, in accordance with the Participants’ payroll deduction elections then in effect.

9. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant or his legal representative, as the case may be.

10. Stockholder’s Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until he shall acquire one or more whole shares of Common Stock as herein provided. At the time funds from a Participant’s payroll deductions and Matching Contributions are used to purchase Common Stock, he shall have all of the rights of a stockholder of the Company with respect to whole shares purchased hereunder.

11. Administration of the Plan. The Plan shall be administered by the Executive Vice President – Shared Services of the Company unless the Board of Directors of the Company shall select another person or entity to serve as such (the “Plan Administrator”). In addition to the powers and authority specifically granted to the Plan Administrator pursuant to any other provision of the Plan, the Plan Administrator shall have full power and authority, from time to time, to: (i) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (ii) establish such rules and appoint such persons and agents as he shall deem appropriate for the proper administration of the Plan; (iii) designate which Subsidiary Corporations shall participate in the Plan; (iv) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan. Decisions of the Plan Administrator shall be final, conclusive and binding upon all persons having an interest in the Plan.

12. Maximum Number of Shares. The maximum number of shares of Common Stock which may be purchased under the Plan is 3,000,000, subject to adjustment as set forth below. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, shares purchased for Participants in the open market (on an exchange or in negotiated transactions) or any combination thereof. In the event any change is made to the Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares or other changes affecting the Common Stock, then appropriate adjustment shall be made by the Plan Administrator to the class and number of shares purchasable under the Plan. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

13. Miscellaneous. Except as otherwise expressly provided herein, (i) any request, election or notice under the Plan from an Eligible Employee or Participant shall be transmitted or delivered to the Plan Administrator or his designated agent and, subject to any limitations specified in the Plan, shall be effective as prescribed by rules adopted by the Plan Administrator and (ii) any request, notice or other communication from the Company, the Plan Administrator or his designated agent that is transmitted or delivered to Eligible Employees or Participants shall be effective when so transmitted or delivered. The Plan, and the Company’s obligation to sell and deliver shares of Common Stock hereunder, shall be subject to all applicable federal and state laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

14. Change in Control. In the event of any Change in Control of the Company, as defined below, notwithstanding anything contained in the Plan to the contrary, the then current Purchase Period shall thereupon end, the Plan Administrator shall direct that the cash credited to all Participants’ Purchase Accounts (including Matching Contributions) shall be applied to purchase shares at the closing price of a share of Common Stock on the New York Stock Exchange on the business day immediately prior to the date on which, or as of the Last Trading Day of the calendar month in which, the change of control occurs, pursuant to Sections 4, 5 and 6 or be paid over to Participants, as the Plan Administrator shall determine, and the Plan shall immediately terminate. For purposes of this Section 14, the term “Change of Control” shall mean any of the following events:

(i)

any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities; or

(ii)

the stockholders of the Company shall approve any merger or other business combination of the Company, sale or lease of the Company’s assets or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser or lessee of the Company’s assets; or (C) both the surviving corporation and the purchaser or lessee in the event of any combination of Transactions; or

(iii)

within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest).

15. Rules for Non-United States Jurisdictions. The Plan Administrator may establish rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions, including those to accommodate specific requirements of applicable local laws and procedures, including, without limitation, rules and procedures governing payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements.

16. No Enlargement of Employee Rights. Nothing contained in this Plan shall be deemed to give an Eligible Employee or Participant the right to continued employment with the Company or any Participating Company or to interfere with the right of the Company or any Participating Company to discharge any Eligible Employee or Participant at any time.

17. Governing Law. This Plan, any related agreements (such as an enrollment form), and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the law of the United States, shall be governed by the laws of the state of Delaware and construed in accordance therewith without giving effect to principles of conflicts of law.

18. Masculine and Feminine, Singular and Plural. Whenever used herein, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so provide.

   PROXY                                                                PROXY

                          EMCOR GROUP, INC.

                   ANNUAL MEETING OF STOCKHOLDERS
                            JUNE 18, 2008

            The undersigned hereby appoints Frank T. MacInnis,  Sheldon I.
      Cammaker and Mark A. Pompa, and each of them, with full power to act without the other and with full power of substitution, as proxies to
      represent  and  to  vote,  as  directed   herein,   all  shares  the
      undersigned  is  entitled  to  vote  at the  annual  meeting  of the stockholders  of  EMCOR  Group,  Inc.  to be held  in the  Ballroom,
      Regency  Hotel,  540 Park Avenue,  New York,  New York on Wednesday,
      June 18,  2008 at 10:00  A.M.  (local  time),  and all  adjournments thereof.

            PLEASE MARK,  DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
      RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            UNLESS  OTHERWISE  MARKED,  THE  PROXIES  ARE  APPOINTED  WITH
      AUTHORITY  TO VOTE  "FOR"  ALL  NOMINEES  FOR  ELECTION,  "FOR"  THE
      KEY EXECUTIVE INCENTIVE PLAN, "FOR" THE EMPLOYEE STOCK PURCHASE PLAN,
      "FOR" THE APPOINTMENT OF ERNST & YOUNG  LLP AS INDEPENDENT AUDITORS.

      (Continued and to be signed on the reverse side.)

                      Address Change/Comments (Mark the corresponding box on the reverse side)
--------------------------------------------------------------------------------------------------------------------------
                                        /\   FOLD AND DETACH HERE   /\

Sign, Date and Return the                                                        Please          |_|
Proxy Card Promptly Using                                                        Mark Here
the Enclosed Envelope                                                            for Address
                                                                                 Change or Comments
                                                                                 See Reverse Side
                                       [X]
                             Votes must be indicated
                             (x) in Black or Blue Ink.

BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1, AND "FOR" ITEMS 2, 3 AND 4.

1. ELECTION OF DIRECTORS
                                                                                                           FOR    AGAINST  ABSTAIN
FOR all nominees  _       WITHHOLD AUTHORITY to vote      _                   _                             _        _        _
listed below     |_|      for all nominees listed below  |_|     EXCEPTIONS  |_|  2. Reapproval of the     |_|      |_|      |_|
                                                                                     Key Executive
                                                                                     Incentive Plan.
Nominees:                                                                                                  FOR    AGAINST  ABSTAIN
01  F. MacInnis                                                                                             _        _        _
02  S. Bershed                                                                    3. Approval of the       |_|      |_|      |_|
03  D. Brown                                                                         Employee Stock
04  L. Bump                                                                          Purchase Plan
05  A. Fried                                                                                               FOR    AGAINST  ABSTAIN
06  R. Hamm                                                                                                 _        _        _
07  J. Ryan                                                                       4. Appointment of        |_|      |_|      |_|
08  M. Yonker                                                                        Ernst & Young as
                                                                                     Independent Auditors.

(INSTRUCTIONS: To withhold authority to vote for any individual nominees, mark the
"Exceptions" box and write that nominee's name in the space provided below.)

Exceptions  ---------------------------------------------------------------------

SIGNATURE ___________________________________ SIGNATURE _____________________________ DATE______________

In their discretion to vote upon other matters that may properly come before the meeting. Please sign exactly as your name appears to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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